SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY		10010
(Address of principal executive offices)		(Zip Code)

212-994-8200

(Registrant’s telephone number, including  area code)

65 Atlantic Avenue, Boston, Massachusetts 02110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

On February 12, 2016, Atrinsic, Inc. (“Atrinsic” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its original Current Report on Form 8-K (the “Original Form 8-K”) to report certain events, described in detail therein, including, among other things (1) the completion of a reverse merger transaction, (2) the Company’s initial closing of a private placement of the Company’s securities at $1.25 per share and (3) certain related items and transactions.

The purpose of this Amendment No. 1 to Current Report on Form 8-K/A (the “Amended Form 8-K”) is to include the audited financial statements for Protagenic Therapeutics, Inc. for the fiscal years ended December 31, 2015 and 2014.

On February 12, 2016, Protagenic Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of Atrinsic, Inc., a Delaware corporation (“Atrinsic”), merged (the “Merger”) with and into Protagenic Therapeutics, Inc. a Delaware corporation (“Protagenic”). Protagenic was the surviving corporation of that Merger. As a result of the Merger, Atrinsic acquired the business of Protagenic and will continue the existing business operations of Protagenic as a wholly-owned subsidiary.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to Atrinsic and its wholly-owned subsidiary Protagenic, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Predecessor” refers to Atrinsic, Inc., before giving effect to the Merger; and the term “Protagenic” refers to Protagenic Therapeutics, Inc., before giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of the Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Financial Statements and Exhibits

Item 1.01.	Entry into a Material Definitive Agreement

On February 12, 2016, we entered into an Agreement and Plan of Merger and Reorganization, which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On February 12, 2016 (which we refer to as the “Closing Date”), Predecessor, Protagenic and Acquisition Corp. entered into the Merger Agreement and completed the Merger. Before their entry into the Merger Agreement, no material relationship existed between Predecessor (or its Acquisition Corp. subsidiary) and Protagenic. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly-owned subsidiary of Predecessor, merged with and into Protagenic, with Protagenic remaining as the surviving entity. Predecessor acquired the business of Protagenic pursuant to the Merger and will continue the existing business operations of Protagenic as a wholly-owned subsidiary.

Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of Protagenic common stock converted, on a 1 for 1 basis, into shares of the Company’s Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”) (assuming no exercise of dissenters’ rights by any Protagenic stockholder). Also on the Closing Date, all of the issued and outstanding options to purchase shares of Protagenic common stock, and all of the issued and outstanding warrants to purchase shares of Protagenic common stock, converted, on a 1 for 1 basis, into options (the “New Options”) and new warrants (the “New Warrants”) respectively, to purchase shares of our Series B Preferred Stock. The New Options will be administered under Protagenic’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”), which the Company assumed and adopted on the Closing Date in connection with the Merger.

On the Closing Date, (i) Protagenic common stock was exchanged for 6,613,338 shares of Series B Preferred Stock (assuming no exercise of dissenters’ rights by any Protagenic stockholder); (ii) New Options to purchase 1,807,744 shares of Series B Preferred granted under the 2006 Plan, having an average exercise price of approximately $0.87 per share, were issued to optionees pursuant to the assumption of the 2006 Plan; (iii) the holders of options to purchase Predecessor common stock were issued options (“Predecessor Options”) to purchase 17,784 shares of Series B Preferred Stock at $1.25 per share; (iv) New Warrants to purchase 3,403,367 shares of Series B Preferred Stock at an average exercise price of approximately $1.03 per share were issued to holders of Protagenic warrants; and (v) 2,775,000 shares of Series B Preferred Stock were issued to investors at a purchase price of $1.25 per share in the Private Offering, as defined below. In addition, warrants (“Predecessor Warrants”) to purchase 295,945 shares of Series B Preferred Stock at $1.25 per share were issued to Strategic Bio Partners, LLC, the designee (the “Designee”) of the holders of the Predecessor’s debt, in consideration of the cancellation of debt $665,000 in principal and $35,000 in interest, and Placement Agent Warrants, as such term is defined below, to purchase 127,346 shares of Series B Preferred Stock were issued to the Placement Agent of the Private Offering.. The common stockholders of Predecessor before the Merger retained 400,000,000 shares of our common stock, par value $0.000001 per share (the “Common Stock”) (which would become 25,867 shares of Common Stock upon the effectiveness of the Reverse Split, as defined below). In addition, upon the effectiveness of the Merger, the holders of the Predecessor’s Series A Preferred Stock exchanged all of the issued and outstanding Series A Preferred Stock for an aggregate of 297,468 shares of Series B Preferred Stock (which would become 297,468 shares of Common Stock upon the effectiveness of the Reverse Split). These shares were issued to the Designee.

The Merger Agreement contains customary representations, warranties and covenants of Predecessor, Protagenic, and, as applicable, Acquisition Corp., for like transactions.

The rights attendant to our Series B Preferred Stock are set forth in a certificate of designations, preferences and rights as filed with the Secretary of State of the State of Delaware (the “Certificate of Designations”). Pursuant to the Certificate of Designations, each share of Series B Preferred Stock will immediately and automatically, except as set out below, convert into one share of Common Stock at such time that we file an amendment to our certificate of incorporation effecting a one-for-15,463.7183 reverse stock split (the “Reverse Split”) of our Common Stock so that we have a sufficient number of authorized and unissued shares of our Common Stock to permit the conversion of all outstanding shares of our Series B Preferred Stock into our Common Stock. Under the Certificate of Designations, Series B Preferred Stock will not convert (i) to the extent (but only to the extent) a Series B Preferred Stock holder would beneficially own greater than 9.99% of our common stock (the “Springing Blocker”) and (ii) such holder has notified the Company in writing that it wants the Springing Blocker to apply to such holder. Accordingly, after giving effect to the Merger and the Reverse Split and assuming that all shares reserved for dissenting shares are eventually issued, stockholders of Protagenic Common Stock will own approximately 6,613,338 shares of our Common Stock on an as-converted basis, investors in the Private Offering will own approximately 2,775,000 shares of Common Stock and the Predecessor’s stockholders (including those who held Series A Preferred Stock but excluding any securities purchased by such persons in the Private Offering) will own approximately 323,335 shares of Common Stock.

The Series B Preferred Stock votes together with the Common Stock as a single class, with each share of Series B Preferred Stock having a number of votes equal to that of 15,463.7183 shares of Common Stock. As such, immediately following the Closing, Protagenic’s stockholders (including the investors in the Private Offering, as such term is defined below) and our existing stockholders (including the investors in the Private Offering, as such term is defined below) held approximately 80% and 20%, respectively, of the total combined voting power of all classes of our stock entitled to vote.

In the event of any liquidation, dissolution or winding up of our company, the assets available for distribution to our stockholders will be distributed among the holders of our Series B Preferred Stock and the holders of our Common Stock, pro rata, on an as-converted-to-Common Stock basis. The holders of our Series B Preferred Stock are entitled to dividends in the event that we pay cash or other dividends in property to holders of outstanding shares of our Common Stock, which dividends would be made pro rata, on an as-converted-to-Common Stock basis.

The Certificate of Designations is listed as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Predecessor before the Merger will be replaced with the historical financial statements of Protagenic before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Following the Closing Date, our board of directors consists of five members. Four of these directors were designated by stockholders of Protagenic, and one of these directors was to be designated by the Designee. In keeping with the foregoing, on the Closing Date, Edward Gildea and Jonathan Schechter, the directors of Predecessor before the Merger, appointed five new directors to fill vacancies on the board of directors. Mr. Schecter and Mr. Gildea thereafter resigned effective the Closing Date. The appointment of Garo H. Armen, Khalil Barrage, Robert B. Stein, Gregory H. Ekizian and Josh Silverman as directors was effective immediately. Also on the Closing Date, Mr. Gildea and David Horin, the officers of Predecessor, resigned and new executive officers designated by Protagenic were appointed. Our officers and directors as of the Closing Date are further identified in this Current Report under the heading “Directors and Executive Officers.”

In connection with the Merger, we assumed and adopted the 2006 Plan, and as described above option holders under that plan will be granted New Options to purchase Series B Preferred Stock. Following the effectiveness of the Reverse Split, all outstanding options will automatically and immediately convert into options to purchase Common Stock on a post-Reverse Split basis, and any options granted thereafter will be to purchase shares of Common Stock.

The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of Series B Preferred Stock to holders of Protagenic’s capital stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The Private Offering

Concurrently with the closing of the Merger, we conducted the first closing of an offering (the “Private Offering”) of our Series B Preferred Stock. At the first closing, we sold 2,775,000 shares of Series B Preferred Stock at a purchase price of $1.25 per share, for which we received total gross consideration of $3,468,750. Of this amount, $350,000 consisted of conversion of outstanding stockholder debt held by Garo H. Armen, our chairmen and a member of our board of directors, and $150,000 of legal expenses incurred by Strategic Bio Partners LLC, stockholders of the Predecessor, in conjunction with and as allowed by the Merger agreement. On March 2, 2016 we completed the second closing of the Private Offering, at which we issued an additional 913,200 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $1,141,500. On April 15, 2016 we completed the final closing of the Private Offering, at which we issued an additional 420,260 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $525,325.

Investors in the Private Offering received “full ratchet” anti-dilution protections, containing provisions customary for transactions similar to the Private Offering, for a period of two years from the initial closing of the Private Offering.

We paid the Katalyst Securities LLC, our placement agent (the “Placement Agent”) and its selected dealers for the Private Offering a commission of 10% of the funds raised in the Private Offering from investors introduced by the Placement Agent and its selected dealers. In addition, the Placement Agent received $15,000 to reimburse it for its expenses in the Private Offering, and the placement Agent and its selected dealers were issued warrants (the “Placement Agent Warrants”) to purchase a number of shares of Series B Preferred Stock equal to 10% of the shares of Series B Preferred Stock sold to investors in the Private Offering who were introduced by the Placement Agent and its selected dealers. The Placement Agent Warrants, which contain a “cashless exercise” provision, are exercisable for a period of five years from the initial closing of the Private Offering at a price of $1.25 per share.

For all three closings, we raised total gross proceeds of $4,635,575 and total net proceeds of $4,283,437.50 (or total gross proceeds of $5,135,575 and total net proceeds of $4,783,438, including the conversion of the $350,000 in principal and interest of stockholder debt and $150,000 of legal expenses incurred by Predecessor stockholders as allowed by the Merger agreement). We issued 4,108,460 shares of Series B Preferred Stock to investors in the Private Offering. The Placement Agent and its selected dealers were paid total cash commissions of $159,183 and the Placement Agent was paid an expense allowance of $15,000 and was issued (together with its selected dealers) Placement Agent Warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share.

Following the final closing of the Private Offering, we have agreed to register with the Securities and Exchange Commission for resale the shares of Common Stock underlying the Series B Preferred Stock (i) sold in the Private Offering or (ii) underlying the Placement Agent Warrants.

Debt Exchange

Simultaneous with the Merger and the Private Offering, holders of $665,000 of our debt accompanied with $35,000 in interest exchanged such debt for five-year warrants (the “Predecessor Warrants”) to purchase 295,945 shares of Series B Preferred Stock at $1.25 per share.

The form of the Predecessor Warrant issued in the Transactions, as defined below, is attached as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Exemptions from Registration

The issuance of (i) shares of Series B Preferred Stock in the Private Offering, (ii) the Predecessor Warrants, New Warrants and Placement Agent Warrants (including the shares of Series B Preferred Stock underlying such warrants) in the Transactions and (iii) New Options and Predecessor Option (including the shares of Series B Preferred Stock underlying such Options) was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering and the Transactions, no general solicitation was made by us or Protagenic or any person acting on our or Protagenic’s behalf. The shares of Series B Preferred Stock, Predecessor Warrants, New Warrants, Placement Agent Warrants, Predecessor Options and New Options were issued pursuant to transfer restrictions, and the certificates for such securities contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Merger, the Private Offering and the related transactions are collectively referred to in this Current Report as the “Transactions.”

The Reverse Split

We intend to effectuate a 1-for-15,463.7183 Reverse Split which, except as set out below, will trigger the automatic conversion of our Series B Preferred Stock into our Common Stock. As a result of the Reverse Split, each share of our Series B Preferred Stock will convert into approximately one share of our Common Stock. Upon the effectiveness of the Reverse Split, the 9,685,306 outstanding shares of our Series B Preferred Stock (which is currently held Protagenic stockholders, the investors in the Private Offering and the Designee) will immediately and automatically convert into 9,685,306 shares of our common stock (accounting for the Reverse Split ratio). Under the terms of the Series B Preferred Stock, Series Preferred B Stock will not convert into our Common Stock (i) to the extent (but only to the extent) such conversion for a Series B Preferred Stock holder would violate the Springing Blocker and (ii) such holder has notified the Company in writing that it wants the Springing Blocker to apply to such holder. Any Series B Preferred Stock not converted as a result of this provision would automatically convert into Common Stock as soon as such conversion would not violate the Springing Blocker. Our Series B Preferred Stock will cease to be designated as a separate series of our preferred stock when all of such shares have converted into shares of our Common Stock. Our existing common stockholders will, following the Reverse Split, own approximately 25,867 shares of our Common Stock.

In connection with the Reverse Split, our board of directors may, in its discretion, provide special treatment to certain of our stockholders to preserve round lot holders (i.e., holders owning at least 100 shares prior to the Reverse Split) after the Reverse Split. Our board of directors may elect, in its discretion, to provide such special treatment to the record holders of our common stock only on a per certificate basis or more generally to the beneficial holders of our Common Stock. For example, if our board determines to provide such special treatment to record holders only, the record holders of our Common Stock holding a certificate representing 1,546,371 or fewer shares of Common Stock but at least 100 shares of Common Stock would receive 100 shares of Common Stock after the Reverse Split with respect to each such certificate, and record holders holding a certificate representing less than 100 shares of our Common Stock would not be affected and would continue to hold a certificate representing the same number of shares as such stockholders held before the Reverse Split. In the alternative, if our board determines to provide such special treatment to beneficial holders generally, the beneficial holders of our common stock beneficially holding 1,546,371 or fewer shares of our common stock but at least 100 shares of our common stock would receive 100 shares of our common stock after the Reverse Split, and persons beneficially holding less than 100 shares of our common stock would not be affected by the Reverse Split and would continue to hold the same number of shares as such stockholders held before the Reverse Split. The terms and conditions of special treatment afforded to our stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of our board of directors.

Registration Rights

Promptly, but no later than 120 calendar days from the final closing date of the Offering, the Company shall file a registration statement (on Form S-1, or similar form) with the SEC covering the resale of the shares of Common Stock underlying the Series B Preferred Stock sold in the Offering and underlying the Placement Agent (the “Registration Statement”). The Company shall use its best efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The Company shall keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to the Offering investors with respect to all of their shares, whichever is earlier.

Split-Off Agreements

At the closing of the Merger we had a 51% interest in MomSpot LLC, and the remaining 49% was held by B.E. Global LLC. Barry Eisenberg is the sole owner of B.E. Global LLC and is the Chief Executive Officer of MomSpot LLC. Immediately after the closing of the Merger, we split off our 51% membership interests in MomSpot LLC. The split-off was accomplished through the transfer of all of our membership interests of MomSpot LLC to B.E. Global LLC via a split off agreement, a copy of which is attached as Exhibit 10.6 to this Current Report and is incorporated herein by reference, for having nominal value of nominal considerations.

Immediately after the closing of the Merger, we split off all of our equity interest in 29 wholly-owned subsidiaries. The split-off was accomplished through the sale of all equity interests in these wholly-owned subsidiaries to Quintel Holdings, Inc. via a split off agreement, a copy of which is attached as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Current Ownership

Immediately after giving effect to the Transactions, our issued and outstanding securities on the closing of the Transactions is as follows:

•	400,000,000 shares of Common Stock;

•	11,018,766 shares of Series B Preferred Stock;

•	New Options to purchase 1,391,146 shares of Series B Preferred Stock at an average exercise price of approximately $1.05 per share granted under the 2006 Plan;

•	Predecessor Options to purchase 17,784 shares of Series B Preferred Stock at an exercise price of $1.25 per share issued to holders of Atrinsic options;

•

Predecessor Warrants to purchase 295,945 shares of Series B Preferred Stock at an exercise price of $1.25 per share issued to two stockholders of Predecessor in exchange for cancellation of Predecessor debt owed to them;

•

New Warrants to purchase 3,403,367 shares of Series B Preferred Stock at an average exercise price of approximately $1.03 per share per share issued in exchange for warrants held by Protagenic warrant holders; and

•	Placement Agent Warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share, issued to the Placement Agent in the Private Offering.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Protagenic is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Protagenic, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Protagenic, historical operations of Protagenic and operations of Protagenic from the Closing Date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of Series B Preferred Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Protagenic became our business.

Overview

We are a privately held Delaware corporation specializing in the discovery and development of therapeutics to treat central nervous system (CNS) disorders. Our mission is to provide safe and effective treatments for mood, anxiety, depression and neurodegenerative disorders by using novel peptide-base, brain active therapeutics. Our strategy is to develop, test and obtain regulatory approval for various applications of these brain active therapeutics.

Our current business model is designed around the further development of these applications, and to obtain the required regulatory approvals to allow for the commercialization of our neuropeptide-based applications and products (see “Governmental Regulation” below). If approval is obtained, we expect to begin our sales efforts and anticipate generating revenue through both licensing and direct sales of our products. We believe that we can establish and subsequently strengthen our market position in the following ways: (i) working to obtain FDA approval of current and future neuropeptide applications; (ii) investigating foreign markets for the use of our current and future products; (iii) securing relationships with strong partners in our field; (iv) entering into license agreements, strategic partnerships and joint ventures for our various applications; and, (v) continuing our current research into improving our processes, reducing costs and developing new and innovative applications.

We intend to advance PT00114 through Investigational New Drug (IND)-enabling studies, and enter PT00114 into clinical proof-of-concept studies in Treatment-Resistant Depression (TRD) and/or Post-Traumatic Stress Disorder (PTSD) (anticipated clinical start: 2017-2018).

Mood and Anxiety Disorders

An estimated 340 million people worldwide and 40-60 million people in the United States alone suffer from mental disorders including Major Depressive Disorder (MDD), Bipolar Disorder and various Anxiety Disorders. The global sales of anxiolytic and antidepressant drugs were US $69 billion in 2013 and are projected to grow to nearly $77.1 billion by 2018 (BCC Research). Yet, up to one-half of mood disorder patients are unresponsive to current treatments and about two thirds experience side effects. Efficacy of therapy is challenged by non-compliance during the weeks to months required to achieve therapeutic benefit in combination with daily dosing requirements. Major targets in this space include TRD and PTSD, both indications which are highly resistant to available therapies.

TRD is the type of MDD that does not respond to standard courses of antidepressant medication. Stress plays a significant role in this illness that affects as many as half of people diagnosed with depression. Patients suffering with TRD are at greater risk of hospitalization for their psychiatric illness and are more likely to abuse drugs and alcohol. These patients have a lower long-term quality of life and are at increased risk of attempting suicide. As a last resort, this disease is currently managed by invasive treatment, primarily electroconvulsive therapy (ECT). However, the ECT treatment’s side effects and high cost prevent millions of people from taking advantage of it.

PTSD affects an estimated 7.7 million adults (3.5%) in the US, with a disproportionately high prevalence in war veterans. Therapeutic approaches include cognitive therapy in combination with antidepressants, such as selective serotonin reuptake inhibitors (SSRIs). In addition to the vulnerabilities noted above for antidepressant-related treatments, PTSD patients often present with co-morbidities such as addictions or dependencies, which make therapeutic case management difficult.

Protagenic Research

PT00114 is the first known example of a new class of brain-targeted therapies based on a newly-described and highly conserved family of neuropeptides that regulate stress-induced mood and addictive behaviors. PT00114 is believed to act via a novel mechanism of action and is therefore expected to provide an extremely attractive therapeutic and commercial profile, especially for those patients who are not fully responsive to or compliant with current interventions. Based on preclinical data, we believe that PT00114 is well differentiated from other drug candidates on the basis of having: Dual activity on stress- and addiction-related pathways (as present in TRD and PTSD); Blood-brain barrier permeability; Rapid onset of action and long duration of therapeutic effects; Restoration of normalcy in stress, anxiety and addiction disorders; No adverse effects with little to no accumulation; Good safety and tolerability profiles; Convenient dosing route and schedule; High potency/low dose; and, Ease of chemical synthesis.

We believe that optimal cellular energy metabolism is fundamental to the biology of the brain, and clinical manifestation of aberrant energy metabolism often manifests in debilitating neurological disorders. PT00114’s ability in preclinical models to enhance glucose mobilization and utilization in the brain, maintain energy homeostasis, inhibit stress-related pathways and protect cells from oxidative damage suggests potential therapeutic benefits in a range of indications involving both acute and chronic neurological injury. Potential applications include traumatic brain injury, stroke recovery, and neurodegenerative diseases such as Alzheimer’s disease, Parkinson’s disease and ALS, among others.

Technology

PT00114 is a synthetic form of the natural peptide sequence TCAP-1.

TCAP-1 was discovered in a genome-wide search for proteins related to corticotropin releasing factor (CRF), a key brain peptide hormone in stress response. While TCAP-1 counteracts stress, it does so by a non-CRF receptor pathway and unlike direct CRF antagonists it does not exhibit negative effects in animal models studied to date.

PT00114 inhibits stress and stress (CRF)-induced actions in clinically-relevant gold-standard animal models of anxiety, depression and addiction at concentrations several magnitudes below current front-line therapeutics. These beneficial effects are maintained for as long as three weeks after treatment. PT00114 promotes neuronal process development, spine density, axon fasciculation and branching in neurons.

PT00114 crosses the blood brain barrier and concentrates in regions of the brain associated with the regulation of mood disorders. Preliminary toxicity assessment (non-GLP) indicates no clear or significant adverse effects, although further toxicity testing is required.

PT00114 is highly soluble and shows excellent stability in several storage conditions. The initial dosage form is intended as a subcutaneous injection but is also amenable to other routes of administration.

Business plan / Proposed next steps

Process Development and Manufacturing

•	Pursue cGMP synthesis of PT00114

Q1 2016-Q2 2017

Preclinical Safety & Toxicology

•	Conduct preclinical studies for IND readiness

Q2 2016 – Q1 2017

Pursue Strategic Partnership

•	Secure a collaboration with a pharma/biopharma company with a presence in neurological and psychiatric diseases and/or addiction

Q4 2016-Q4 2018

Strategic Marketing & Clinical/Regulatory Planning

•	Seek validation of target product profile(s) and clinical trial design(s)

Q4 2016 - Q3 2018

Compile and File IND

Q4 2017 –Q2 2018

Initiate Phase 1 Clinical Studies

Q1 2018 – Q4 2018

Technology License Agreement

On July 21, 2005, we entered into a Technology License Agreement (as thereafter amended on February 18, 2015, the “License Agreement”) with the Governing Council of the University of Toronto (“UT”) pursuant to which UT agreed to license to us patent rights and other intellectual property, including improvements and modifications, related to PT00114, among other things (the “Technologies”). The License Agreement was amended on February 18, 2015.

Pursuant to the License Agreement, we obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement. In consideration, we agreed to pay to UT a royalty payment of 2.5% of net sales of any product based on the Technologies. If we elect to sublicense any rights under the License Agreement, we agreed to pay to UT ten percent (10%) of any up-front sub-license fees for any sublicenses that occur on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. In the event we fail to provide UT with semi-annual reports on our progress or fail to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, UT may convert our exclusive license into a non-exclusive one. Interest on any amounts owed under the License Agreement is 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the owners, and/or David A. Lovejoy, and/or the UT, as the case may be. We have the ability under the License Agreement to file, prosecute and maintain patents based on the Technologies and have agreed to pay all out-of-pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, we may elect, at our own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses we may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to UT under the License Agreement. The License Agreement will terminate, unless terminated earlier for cause, a breach of a material covenant or other reasons detailed in the License Agreement, upon the expiration or invalidity of the last issued patents based on the Technologies.

To further develop the Technologies and use of their applications, and in connection with the License Agreement, we, together with our subsidiary Protagenic Therapeutics Canada (2006), Inc., have entered into a series of successive Sponsored Research Agreements (the “Sponsored Research Agreements”) with UT. The Sponsored Research Agreements provide that we are entitled to receive an exclusive or non-exclusive license (at our preference) to the intellectual property arising out of the research project. The first Sponsored Research Agreement was dated December 4, 2004, and like the subsequent Sponsored Research Agreements, it had a yearly term and obligated us to pay a certain amount to fund research and development activities by Professor David A. Lovejoy and UT relating to the Technologies. After the end of each yearly term, the parties entered into successive Sponsored Research Agreements. The research plan and budget has varied from year to year per certain of the Sponsored Research Agreements.

We entered into a Sponsored Research Agreement with UT on April 1, 2014. We subsequently entered into an agreement made effective April 1, 2015 to extend that agreement to March 31, 2016. As of June 2016, we are engaged in talks that we believe will lead to an extension of this agreement. Payments to UT and research support from UT have suspended until we can arrive at an agreement for extension.

Sales and Marketing

We currently have no sales, marketing or distribution capabilities. In order to commercially market PT00114 and any product candidates we develop in the future, we would either need to develop an internal sales team and marketing department or collaborate with third parties who have sales and marketing capabilities.

Manufacturing

We currently do not own any manufacturing facilities, nor have we entered into any agreements with contract manufacturer for the production of PT00114. Currently we synthesize all the PT00114 we use in our development activities.

Competition

The pharmaceutical and biotechnology industries are highly competitive and characterized by rapidly evolving technology and intense research and development efforts. We expect to compete with companies, including major international pharmaceutical companies, and other institutions that have substantially greater financial, research and development, marketing and sales capabilities and have substantially greater experience in undertaking preclinical and clinical testing of products, obtaining regulatory approvals and marketing and selling biopharmaceutical products. We will face competition based on, among other things, product efficacy and safety, the timing and scope of regulatory approvals, product ease of use and price.

In particular, the market for antidepressant drugs is highly competitive as it is the largest growing segment of the central nervous system (CNS) pharmaceutical sector. In 2006 global sales of antidepressants peaked at US$22 billion capitalizing on the serendipitous discoveries of serotonin selective reuptake inhibitors (SSRI), serotonin/norepinephrine reuptake inhibitors (SNRI) and older mononamine oxidase inhibitor technologies. However, 38% of major depressive disorder (MDD) patients that do not respond to the current antidepressant medications constitute a separate group of treatment resistant depression (TRD). Despite a large patient population and current treatments that leave much room for improvement, the developmental pipelines are sparse and few novel candidates are in development. The serendipitous discoveries of current drug classes, side effects and lack of efficacy have led to shrinkage or extinction of many pharma or small biotech neuroscience research programs. It is in this TRD market that we intend to launch PT00114.

Set forth below is a discussion of competitive factors for each of the current drug classes commercially available for TRD, and the competitive advantages that we believe PT00114 may offer.

Opioid receptor modulators

Opioid receptor modulators have the potential to be non-addictive therapeutic drugs for TRD. Competitors include ALKS 5461 (from Alkermes) is a fixed combination of buprenorphine and samidorphan being developed as a therapy for TRD. Buprenorphine is a mu opioid receptor partial agonist as well as an antagonist of the kappa-opioid receptor (KOR), while samidorphan is an antagonist of mu opioid receptors that essentially works to block the buprenorphine from binding to the mu-receptor. The combination of these mechanisms may result in attenuation of the mu agonist effects of buprenorphine, potentially making this a non-addictive therapy. ALKS 5461 is in phase 3 as a once-daily therapy administered as a sublingual tablet. It is well tolerated and treatment effects were evident after one week of dosing. We believe that our competitive advantage is that PT00114 targets different receptor system therefore it is not likely to have a clinical overlap with opioid receptor modulators.

Antipsychotics with antidepressant effects (dopamine receptor modulators)

Brexpiprazole (from Otsuka) is a dopamine (D2 receptor) partial stimulator (agonist) approved as an oral adjunctive TRD therapy. Its side effects include suicidal risk, weight gain and restlessness. Cariprazine (from Gedeon Richter) is an oral dopamine D2 and D3 receptor antagonist approved for schizophrenia and bipolar disorder in development for TRD. The most common side effects reported were extrapyramidal symptoms, the urge to move (akathisia), indigestion (dyspepsia), vomiting, drowsiness (somnolence) and restlessness. We believe that our competitive advantage is that PT00114, due to its low toxicity profile, will be clinically preferable to these antipsychotic drugs.

Ketamine-like TRD drugs

Drugs that act in a mechanism similar to Ketamine, such as Esketamine nasal spray (from Johnson and Johnson) is the S(+) enantiomer of the drug ketamine acts primarily as a non-competitive NMDA receptor antagonist, but is also a dopamine reuptake inhibitor. As of July 2014, it is in phase II clinical trials for treatment-resistant depression (TRD). This class of candidates is generating a lot of excitement but uncertainty due to their use history will be a compounding factor. We believe that our competitive advantage is that the toxicity profile is likely to be less favorable when compared with PT00114.

NMDA receptor modulators

The N-methyl-D-aspartate (or “NMDA”) receptor is a molecule that appears on the surface of neurons. When “activated” by a drug that binds with it, the NMDA receptor is a potential natural way to counteract TRD. A drug called GLYX 13, an amidated tetrapeptide (with the amino acid sequence Thr-Pro-Pro-Thr-NH2) is a glycine-site functional partial agonist of the NMDA receptor discovered at Northwestern University, now being developed by Naurex/Allergan, in Phase 3 U.S. clinical trials. It will be administered by intravenous injection and has a rapid onset. Phase 2 results have shown that GLYX 13 treatment reduces depression scores in patients with TRD, with no psychotomimetic side effects common to other NMDA receptor modulators. The major peptide candidate in this group GLYX13 shows a better tolerance profile and even IV dosing once weekly is not a deterrent enough in the clinic so PT00114 peptide with possible subcutaneous delivery would be a much more preferable clinical option. The development of the tetrapeptide and entry into the trials demonstrated room and willingness to accept peptide based therapies in TRD. More candidates are expected to come from this therapeutic class that may present a competitive challenge for PT00114.

Another of Naurex’s small molecule candidates, NRX-1074, is an orally active therapy based on GLYX13, in preclinical stages. L-4-Chlorokynurenine, AV-101 (from VistaGen Therapeutics) is a fast acting, orally active small molecule glycine binding site NMDA receptor antagonist. A NIH-funded phase 2 trial in major depressive disorder has been initiated in the US. CERC-301 (Cerecor) is an orally-active, selective NMDA receptor subunit 2B (NR2B) antagonist which is in phase 2 an adjunctive therapy for TRD. We believe PT00114 will be able to compete against each of these drugs based on its core advantages.

In general the competitive advantages of TCAP (PT00114) are:

1.	PT00114, once in a patient, had a rapid onset of action (efficacy in animal anxiety and depression models) compared with other TRD drugs which may take longer to take effect.

2.	PT00114’s effects are long lasting and potent (single 1-10 nmole/kg dose lasts up to one week for glucose/insulin blood-based biomarkers)

3.	PT00114 is rapidly cleared from the patient’s bloodstream (its “half life” is 5-10min if given intravenously (IV), 20-30 minutes if given subcutanesouly (SC)

4.

PT00114 naturally crosses the blood brain barrier, while certain other TRD drugs do not naturally do that and therefore must be given at higher doses so that any of them make it into the patient’s brain.

5.	PT00114 is an L-isomer, a naturally modified peptide (by way of pyroGlu, amidation) therefore liver toxicity is not anticipated – resulting in a potentially superior toxicity profile

6.	PT00114 is soluble, it can be easily formulated with clinical excipients, and it is stable when lyophilized, making it easy to package into a drug pill form.

7.	PT00114 will be manufactured by standard solid phase chemistry, which is less expensive than manufacturing processes required by other TRD drugs.

8.	It counteracts the stress effects associated with corticotropin releasing factor (CRF), a mechanism of action not yet known among today’s commercially-available TRD drugs.

9.	It increases glucose import into brain cells, thus it is potentially effective against diabetes associated depression and anxiety disorders

10.	It increases energy metabolism likely by mitochondrial activation in brain cells

Although we believe PT00114’s advantages will allow it to compete effectively against other antidepressant drugs in the TRD market, many of our competitors and potential competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to our programs or advantageous to our business.

Intellectual Property

We believe that patents, trademarks, copyrights and other proprietary rights are important to our business. We also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We seek to protect our intellectual property rights by a variety of means, including obtaining patents, maintaining trade secrets and proprietary know-how, and technological innovation to operate without infringing on the proprietary rights of others and to prevent others from infringing on our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, actively seeking patent protection in the United States and foreign countries.

As of October, 2015, we have four patents issued by the Governments of the United States, Canada, European Union and Australia and two patent applications pending worldwide including US. The patent applications were made in the name of Dr. David A. Lovejoy and inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement with UT.

Our success will depend in part on our ability to maintain our proprietary position through effective patent claims and their enforcement against our competitors. Although we believe our patent applications provide a competitive advantage, the patent positions of companies like ours are generally uncertain and involve complex legal and factual questions. We do not know whether any of our patent applications will result in the issuance of any patents. Those patents that may be issued in the future or those acquired by us may be challenged, invalidated or circumvented, and the rights granted under any issued patent may not provide us with proprietary protection or competitive advantages against competitors with similar technology. In particular, we do not know if competitors will be able to design variations on our treatment methods to circumvent our current and anticipated patent claims. Furthermore, competitors may independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for the development, testing and regulatory review of a potential product, it is possible that, before any of our products can be commercialized or marketed, any related patent claim may expire or remain in force for only a short period following commercialization, thereby reducing the advantage of the patent.

We also rely upon trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive, especially where we do not believe patent protection is appropriate or obtainable. We continue to seek ways to protect our proprietary technology and trade secrets, including entering into confidentiality or license agreements with our employees and consultants, and controlling access to and distribution of our technologies and other proprietary information. While we use these and other reasonable security measures to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our proprietary information to competitors.

Our commercial success will depend in part on our ability to operate without infringing upon the patents and proprietary rights of third parties. It is uncertain whether the issuance of any third party patents would require us to alter our products or technology, obtain licenses or cease certain activities. Our failure to obtain a license to technology that we may require to discover, develop or commercialize our future products may have a material adverse impact on us. One or more third-party patents or patent applications may conflict with patent applications to which we have rights. Any such conflict may substantially reduce the coverage of any rights that may issue from the patent applications to which we have rights. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine priority of invention.

We may collaborate in the future with other entities on research, development and commercialization activities. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our subsidiaries, collaborators, partners, licensors and consultants. As a result, we may not be able to maintain our proprietary position.

We currently control the following intellectual property:

Title	Country	Status	Issue Date
1. Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 10/510,959	United States	Patent issued	01/03/2012

2. Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 2003221575.	Australia	Patent issued	09/23/2011

3. Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 2,482,810.	Canada	Patent issued	06/10/2014

4. Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 03717086.7	European Union. Validated in France, Germany and Great Britain.	Patent issued	03/12/2014

5. A Method for Regulating Neurite Growth: Application. Serial # 60/783,821	United States	Pending	Filed: 03/21/2006

6. Method for Modulating Glucose Transport Using Teneurin C-Terminal Associated Peptide (TCAP). Serial # 62/026,346	United States	Pending	N/A

In the future we may file additional patent applications based on proprietary formulations and novel compounds.

Governmental Regulation

Our technologies are subject to extensive government regulation, principally by the U.S. Food and Drug Administration (the “FDA”) and state and local authorities in the United States and by comparable agencies in foreign countries. Governmental authorities in the United States extensively regulate the preclinical and clinical testing, safety, efficacy, research, development, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution, among other things, of pharmaceutical products under various federal laws including the Federal Food, Drug and Cosmetic Act, or FFDCA, and under comparable laws by the states and in most foreign countries.

Domestic Regulation

In the United States, the FDA, under the FFDCA, the Public Health Service Act and other federal statutes and regulations, subject pharmaceutical and biologic products to rigorous review. If we do not comply with applicable requirements, we may be fined, the government may refuse to approve our marketing applications or allow us to manufacture or market our products or product candidates, and we may be criminally prosecuted. The FDA also has the authority to discontinue or suspend manufacture or distribution, require a product withdrawal or recall or revoke previously granted marketing authorizations, if we fail to comply with regulatory standards or if we encounter problems following initial marketing.

FDA Approval Process

To obtain approval of a new product from the FDA, we must, among other requirements, submit data demonstrating the product’s safety and efficacy as well as detailed information on the manufacture and composition of the product candidate. In most cases, this entails extensive laboratory tests and preclinical and clinical trials. This testing and the preparation of necessary applications and processing of those applications by the FDA are expensive and typically take many years to complete. The FDA may deny our applications or may not act quickly or favorably in reviewing these applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approvals that could delay or preclude us from marketing any products we may develop. The FDA also may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit the products or technologies.

The process required by the FDA before a new drug or biologic may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests or trials and formulation studies;

•	submission to the FDA of an IND for a new drug or biologic, which must be accepted by FDA before human clinical trials may begin;

•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug or biologic for its intended use; and,

•	submission and approval of a New Drug Application, or NDA, for a drug, or a Biologic License Application, or BLA, for a biologic.

Preclinical tests include laboratory evaluation of product chemistry formulation and stability, as well as studies to evaluate toxicity. The results of preclinical testing, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The FDA requires a 30-day waiting period after the filing of each IND application before clinical trials may begin, in order to ensure that human research subjects will not be exposed to unreasonable health risks. At any time during this 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials, or may authorize trials only on specified terms. The IND application process may become extremely costly and substantially delay development of our products. Moreover, positive results of preclinical tests will not necessarily indicate positive results in clinical trials.

The sponsor typically conducts human clinical trials in three sequential phases, which may overlap. These phases generally include the following:

Phase I: The product is usually first introduced into healthy humans or, on occasion, into patients, and is tested for safety, dosage tolerance, absorption, distribution, excretion and metabolism.

Phase II: The product is introduced into a limited patient population to:

•	assess its efficacy in specific, targeted indications;

•	assess dosage tolerance and optimal dosage; and

•	identify possible adverse effects and safety risks.

Phase III: These are commonly referred to as pivotal studies. If a product is found to have an acceptable safety profile and to be potentially effective in Phase II clinical trials, new clinical trials will be initiated to further demonstrate clinical efficacy, optimal dosage and safety within an expanded and diverse patient population at geographically-dispersed clinical study sites.

If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to monitor its safety and effectiveness.

Clinical trials must meet requirements for Institutional Review Board, or IRB, oversight, informed consent and the FDA’s Good Clinical Practices. Prior to commencement of each clinical trial, the sponsor must submit to the FDA a clinical plan, or protocol, accompanied by the approval of the committee responsible for overseeing clinical trials at one of the clinical trial sites. The FDA and the IRB at each institution at which a clinical trial is being performed may order the temporary or permanent discontinuation of a clinical trial at any time if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients.

The sponsor must submit to the FDA the results of the preclinical and clinical trials, together with, among other things, detailed information on the manufacturing and composition of the product, in the form of an NDA, or, in the case of a biologic, a BLA. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the BLA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

It is possible that our product candidates will not successfully proceed through this approval process or that the FDA will not approve them in any specific period of time, or at all. The FDA may deny or delay approval of applications that do not meet applicable regulatory criteria, or if the FDA determines that the clinical data do not adequately establish the safety and efficacy of the product. Satisfaction of FDA pre-market approval requirements for a new biologic is a process that may take several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. The FDA reviews these applications and, when and if it decides that adequate data are available to show that the product is both safe and effective and that other applicable requirements have been met, approves the drug or biologic for marketing. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon our activities. Success in early stage clinical trials does not assure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Upon approval, a product candidate may be marketed only for those indications approved in the BLA or NDA and may be subject to labeling and promotional requirements or limitations, including warnings, precautions, contraindications and use limitations, which could materially impact profitability. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-market regulatory standards is not maintained or if safety, efficacy or other problems occur after the product reaches the marketplace.

The FDA may, during its review of an NDA or BLA, ask for additional test data. If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to monitor the safety and effectiveness of the product. In addition, the FDA may, in some circumstances, impose restrictions on the use of the product, which may be difficult and expensive to administer and may require prior approval of promotional materials.

Ongoing FDA Requirements

Before approving an NDA or BLA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA’s current Good Manufacturing Practices, or cGMP, requirements which govern the manufacture, holding and distribution of a product. Manufacturers of biologics also must comply with the FDA’s general biological product standards. Following approval, the FDA periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the cGMP requirements. Manufacturers must continue to expend time, money and effort in the areas of production, quality control, record keeping and reporting to ensure full compliance with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing, seizure of product, voluntary recall of product, withdrawal of marketing approval or civil or criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and FTC requirements which include, among others, standards and regulations for direct-to-consumer advertising, industry-sponsored scientific and educational activities, and promotional activities involving the internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a Warning Letter directing the company to correct deviations from regulatory standards, a requirement that future advertising and promotional materials be pre-cleared by the FDA and enforcement actions that can include seizures, injunctions and criminal prosecution.

Manufacturers are also subject to various laws and regulations governing laboratory practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances in connection with their research. In each of the above areas, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products and deny or withdraw approvals.

HIPAA Requirements

Other federal legislation may affect our ability to obtain certain health information in conjunction with our research activities. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, mandates, among other things, the adoption of standards designed to safeguard the privacy and security of individually identifiable health information. In relevant part, the U.S. Department of Health and Human Services, or HHS, has released two rules to date mandating the use of new standards with respect to such health information. The first rule imposes new standards relating to the privacy of individually identifiable health information. These standards restrict the manner and circumstances under which covered entities may use and disclose protected health information so as to protect the privacy of that information. The second rule released by HHS establishes minimum standards for the security of electronic health information. While we do not believe we are directly regulated as a covered entity under HIPAA, the HIPAA standards impose requirements on covered entities conducting research activities regarding the use and disclosure of individually identifiable health information collected in the course of conducting the research. As a result, unless they meet these HIPAA requirements, covered entities conducting clinical trials for us may not be able to share with us any results from clinical trials that include such health information.

In addition to the statutes and regulations described above, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state and local regulations.

Research and Development

Our research and development efforts with respect to the formulations of PT00114 as our first potential product are exclusively conducted under premises of UT, Ontario, Canada. Much of our scientific research and discovery work is performed by Dr. David A. Lovejoy, our Chief Science Advisor and Dr. Dalia Barsyte, Director of Scientific Affairs with the aid and assistance of our Scientific Advisory Board. These activities are funded by us under our Sponsored Research agreements with UT. We intend in the future to raise capital in distinct phases, matched to relevant scientific developments. The Company has financed completion of its preclinical proof of principle studies and the solidification of its intellectual property position through private offerings of its securities. In addition, the proceeds of bridge loans from the Company’s Chairman were used to fund research, development and the general operating activities of the Company. We anticipate that we will require additional financing through IND-enabling studies, and to support entry into clinical proof-of-concept studies in Treatment-Resistant Depression (TRD) and/or Post-Traumatic Stress Disorder (PTSD). As we develop new product candidates, we may be required to conduct additional scientific, preclinical and as well as clinical studies. We currently have no commitments to provide us with any such additional funding.

We incurred approximately $170,575 and $67,270 for research and development activities for the years ended December 31, 2015 and 2014, respectively. These expenses include cash and non-cash expenses relating to the development of our programs for PT00114.

The Company derives income from scientific research and experimental development tax credits/and or refunds issued by the Canada Revenue Agency for qualified expenditures. The credits are recognized when the refund is issued. The amounts received are reinvested into the Company’s scientific research, experimental development and operational works conducted in Canada.

Subsidiary

Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”) was incorporated in 2006 in the Province on Ontario, Canada. PTI Canada is a wholly-owned subsidiary of Protagenic. It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada. It also oversees and supports research and development activities conducted under auspices of UT. PTI Canada has three directors: Garo H. Armen, Robert Ziroyan and Hartoun Hartounian. Robert Ziroyan is also the President and Secretary-Treasurer of PTI Canada. PTI Canada also benefits through tax incentive programs provided by the governments of Canada and the Province of Ontario. We derived income from Canadian research and development tax credits for the years ended December 31, 2015 and 2014 of $8,181 and $78,366, respectively.

Employees

We currently have one full-time employee. We also engage consultants and temporary employees from time to time to provide services that relate to our research and development activities as well as for general administrative and accounting services. We believe that our current personnel are capable of meeting our operating requirements in the near term. We expect that as our business grows we may hire additional personnel to handle the increased demands on our operations, preclinical and clinical activities.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources in the defense of our intellectual property rights in the future if we believe that our rights have been violated. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS AND SPECIAL CONSIDERATIONS

This Report contains forward-looking statements.

Information provided in this Current Report may contain forward-looking statements which reflect management’s current view with respect to future events, the viability or efficacy of our products and our future performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations, as well as efficacy of our products.

We operate in a highly competitive and highly regulated business environment. Our business can be expected to be affected by government regulation, economic, political and social conditions, business’ response to new and existing products and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for our products and intellectual property. Our actual results could differ materially from management’s expectations because of changes both within and outside of our control. Due to such uncertainties and the risk factors set forth in this Current Report, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Risks Related to our Discovery, Development and Commercialization of New Medicines

Our results to date provide no basis for predicting whether any of our product candidates will be safe or effective, or receive regulatory approval.

The Company’s proprietary portfolio of five new neuropeptide hormones are in various stages of research and preclinical evaluation and their risk of failure is high. It is impossible to predict when or if any of our neuropeptide hormones will prove effective or safe in humans or will receive regulatory approval. These compounds may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory studies, and they may interact with human biological systems or other drugs in unforeseen, ineffective or harmful ways. If we are unable to discover or successfully develop drugs that are effective and safe in humans, we will not have a viable business.

We may not be able to initiate and complete preclinical studies and clinical trials for our product candidates which could adversely affect our business.

We must successfully initiate and complete extensive preclinical studies and clinical trials for our product candidates before we can receive regulatory approval. Preclinical studies and clinical trials are expensive and will take several years to complete and may not yield results that support further clinical development or product approvals. Conducting clinical studies for any of our drug candidates for approval in the United States requires filing an IND and reaching agreement with the FDA on clinical protocols, finding appropriate clinical sites and clinical investigators, securing approvals for such studies from the independent review board at each such site, manufacturing clinical quantities of drug candidates, supplying drug product to clinical sites and enrolling sufficient numbers of participants. We cannot guarantee that we will be able to successfully accomplish all of the activities necessary to initiate and complete clinical trials.

As a result, our preclinical studies and clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approvals or successfully commercialize our products.

None of our product candidates has received regulatory approvals. If we are unable to obtain regulatory approvals to market one or more of our product candidates, our business may be adversely affected.

All of our product candidates are in early stages of development, and we do not expect our product candidates to be commercially available for several years, if at all. Our product candidates are subject to strict regulation by regulatory authorities in the United States and in other countries. We cannot market any product candidate until we have completed all necessary preclinical studies and clinical trials and have obtained the necessary regulatory approvals. We do not know whether regulatory agencies will grant approval for any of our product candidates. Even if we complete preclinical studies and clinical trials successfully, we may not be able to obtain regulatory approvals or we may not receive approvals to make claims about our products that we believe to be necessary to effectively market our products. Data obtained from preclinical studies and clinical trials are subject to varying interpretations that could delay, limit or prevent regulatory approval, and failure to comply with regulatory requirements or inadequate manufacturing processes are examples of other problems that could prevent approval. In addition, we may encounter delays or rejections due to additional government regulation from future legislation, administrative action or changes in the FDA policy. Even if the FDA approves a product, the approval will be limited to those indications covered in the approval.

Outside the United States, our ability to market any of our potential products is dependent upon receiving marketing approvals from the appropriate regulatory authorities. These foreign regulatory approval processes include all of the risks associated with the FDA approval process described above. If we are unable to receive regulatory approvals, we will be unable to commercialize our product candidates, and our business may fail.

We may not be able to gain market acceptance of our product candidates, which would prevent us from becoming profitable.

We cannot be certain that any of our product candidates will gain market acceptance among physicians, patients, healthcare payers, pharmaceutical companies or others. Demonstrating the safety and efficacy of our product candidates and obtaining regulatory approvals will not guarantee future revenue. Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government healthcare programs and private health insurers. Governments and private insurers closely examine medical products to determine whether they should be covered by reimbursement and if so, the level of reimbursement that will apply. We cannot be certain that third party payers will sufficiently reimburse sales of our products, or enable us to sell our products at profitable prices. Similar concerns could also limit the reimbursement amounts that health insurers or government agencies in other countries are prepared to pay for our products. In many countries where we plan to market our products, including Europe and Canada, the pricing of prescription drugs is controlled by the government or regulatory agencies. Regulatory agencies in these countries could determine that the pricing for our products should be based on prices of other commercially available drugs for the same disease, rather than allowing us to market our products at a premium as new drugs. Sales of medical products also depend on physicians’ willingness to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost-effective. We cannot predict whether physicians, other healthcare providers, government agencies or private insurers will determine that our products are safe, therapeutically effective and cost effective relative to competing treatments.

We may not be able to manufacture our product candidates in clinical or commercial quantities, which would prevent us from commercializing our product candidates.

To date, our product candidates have been manufactured in small quantities by us and third party manufacturers for preclinical studies. If any of our product candidates is approved by the FDA or other regulatory agencies for commercial sale, we will need to manufacture it in larger quantities and we intend to use third party manufacturers for commercial quantities. Our third party manufacturers may not be able to successfully increase the manufacturing capacity for any of our product candidates in a timely or efficient manner, or at all. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in the supply of the product candidate. Our failure or the failure of our third party manufacturers to comply with the FDA’s good manufacturing practices and to pass inspections of the manufacturing facilities by the FDA or other regulatory agencies could seriously harm our business.

We may not be able to obtain and maintain the third party relationships that are necessary to develop, commercialize and manufacture some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, clinical research organizations, manufacturers and other third parties to support our discovery efforts, to formulate product candidates, to conduct clinical trials for some or all of our product candidates, to manufacture clinical and commercial scale quantities of our product candidates and products and to market, sell, and distribute any products we successfully develop.

We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, manufacturers and other third parties on favorable terms, if at all. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates, which will in turn adversely affect our business.

We expect to expend substantial management time and effort to enter into relationships with third parties and, if we successfully enter into such relationships, to manage these relationships. In addition, substantial amounts of our expenditures will be paid to third parties in these relationships. However, we cannot control the amount or timing of resources our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion, if at all.

We have no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent us from successfully commercializing our product candidates.

We currently have no sales, marketing or distribution capabilities. To commercialize our product candidates, we must either develop our own sales, marketing and distribution capabilities, which will be expensive and time consuming, or make arrangements with third parties to perform these services for us. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, we may not be able to commercialize our product candidates which would adversely affect our business and financial condition.

We may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable product candidates.

We have limited technical, managerial and financial resources to determine which of our product candidates should proceed to initial clinical trials, later stage clinical development and potential commercialization. We may make incorrect determinations. Our decisions to allocate our research and development, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also be incorrect and could cause us to miss valuable opportunities.

We may not be able to maintain our exclusive worldwide license to use and develop PT00114 which could materially affect our business plan.

On July 21, 2005, we entered into the License Agreement with UT pursuant to which UT agreed to license to us patent rights and other intellectual property related to PT00114, among other things. The Technology License Agreement was amended on February 18, 2015. There is no expiration date to this agreement as long as we continue to provide UT with progress reports every 6 months and make ongoing progress toward development of the drug.

Pursuant to the License Agreement, we obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement. In the event we fail to provide UT with semi-annual reports on our progress or fail to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, UT may convert our exclusive license into a non-exclusive one. In such a case, we would lose our competitive advantage in the development of treatments based on PT00114.

If we are not able to retain our current senior management team and our scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, our business will suffer.

We are dependent on the members of our management team and our scientific advisors for our business success. An important element of our strategy is to take advantage of the research and development expertise of our current management and to utilize the unique expertise of our scientific advisors. We do not have any employment agreements with our executive officers. The loss of any one of our executive officers or key scientific consultants, including, in particular, Garo Armen, Ph.D., Chairman of the Board, and Dr. David A. Lovejoy, our Chief Scientific Advisor, could result in a significant loss in the knowledge and experience that we, as an organization, possess and could cause significant delays, or outright failure, in the development and further commercialization of our product candidates.

To grow, we will eventually need to hire a significant number of qualified commercial, scientific and administrative personnel. However, there is intense competition for human resources, including management in the technical fields in which we operate, and we may not be able to attract and retain qualified personnel necessary for the successful development and commercialization of our product candidates. Our inability to attract new employees or to retain existing employees could limit our growth and harm our business.

We have not entered into an employment agreement with Dr. David A. Lovejoy, our Chief Scientific Advisor.

Dr. David A. Lovejoy is a key contributor to our Company due to his role in the development of PT00114 and his continued role in the development of our products as our Chief Scientific Advisor. We have not entered into an employment agreement with Dr. Lovejoy. If Dr. Lovejoy elects to discontinue his service as our Chief Scientific Advisor, the development of our products and our overall business plan could be materially affected.

Disputes under key agreements or conflicts of interest with our scientific advisors or clinical investigators could delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaboration, license, formulation supplier, manufacturing, clinical research organization or clinical trial agreements, may give rise to disputes regarding the rights and obligations of the parties. Disagreements could develop over rights to ownership or use of intellectual property, the scope and direction of research and development, the approach for regulatory approvals or commercialization strategy. We intend to conduct research programs in a range of therapeutic areas, but our pursuit of these opportunities could result in conflicts with the other parties to these agreements who may be developing or selling pharmaceuticals or conducting other activities in these same therapeutic areas. Any disputes or commercial conflicts could lead to the termination of our agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of intellectual property rights or result in costly litigation.

We collaborate with outside scientific advisors and collaborators at academic and other institutions that assist us in our research and development efforts. Our scientific advisors are not our employees and may have other commitments that limit their availability to us. If a conflict of interest between their work for us and their work for another entity arises, we may lose their services.

We may encounter difficulties in managing our growth, which could adversely affect our operations.

Our ability to manage our operations and growth effectively depends upon the continual improvement of our procedures, reporting systems, and operational, financial, and management controls. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we do not meet these challenges, we may be unable to take advantage of market opportunities, execute our business strategies or respond to competitive pressures which in turn may slow our growth or give rise to inefficiencies that would increase our losses.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any one of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to exploit acquired technologies, or the loss of key employees from either our business or the acquired business.

Company Risks

We have a history of losses and expect that losses may continue in the future.

We have generated net losses since we began operations, including $1,023,422 and $302,481 for the years ended December 31, 2015 and December 31, 2014, respectively, and as of December 31, 2015 we had an accumulated deficit of $6,306,297. We have no approved products and have generated no product revenue. We expect that product development, preclinical and clinical programs will increase losses significantly over the next five years. In order to achieve profitability, we will need to generate significant revenue. We cannot be certain that we will generate sufficient revenue to achieve profitability. We anticipate that we will continue to generate operating losses and negative cash flow from operations at least through the end of 2017 or longer. We cannot be certain that we will ever achieve, or if achieved, maintain profitability. If our revenue grows at a slower rate than we anticipate or if our product development, marketing and operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operation and financial condition will be materially adversely affected and we may be unable to continue operations.

We will not be able to generate product revenue unless and until one of our product candidates successfully completes clinical trials and receives regulatory approval. As our most advanced product candidates are at an early proof-of-concept stage, we do not expect to receive revenue from any product candidate for the foreseeable future. We may seek to obtain revenue from collaboration or licensing agreements with third parties. We currently have no such agreements which will provide us with material, ongoing future revenue and we may never enter into any such agreements. Even if we eventually generate revenues, we may never be profitable, and if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We need to obtain financing in order to continue our operations.

On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing. We believe that cash on hand provided by the investors in the Private Offering will be sufficient to meet our short-term financial requirements until February 2017. However, we will require additional funds if we want to fully implement our business plan and proceed with submission of an IND/CTA application. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or clinical programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects. If we fail to obtain the capital necessary to fund our operations, we will be unable to advance our development programs and complete our clinical trials.

In addition, our research and development expenses could exceed our current expectations. This could occur for many reasons, including:

•	some or all of our product candidates fail in clinical or preclinical studies and we are forced to seek additional product candidates;

•	our product candidates require more extensive clinical or preclinical testing than we currently expect;

•	we advance more of our product candidates than expected into costly later stage clinical trials;

•	we advance more preclinical product candidates than expected into early stage clinical trials;

•	we are required, or consider it advisable, to acquire or license rights from one or more third parties; or

•	we determine to acquire or license rights to additional product candidates or new technologies.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our Common Stock. We may also seek additional funds through arrangements with collaborators or other third parties. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements, on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our development programs, including some or all of our product candidates.

We currently do not have sufficient cash to fully implement our business plan.

We have experienced a lack of adequate capital resources causing us to be unable to fully implement our business plan. We believe that we need to raise or otherwise obtain additional financing beyond the Private Offering in order to satisfy our existing obligations and fully implement our business plan. We do not expect to have positive cash flow until the end of 2017 or longer. If we are not successful in obtaining additional financing, we will not be able to fully implement our business plan and we may not be able to continue our operations.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We began our business in September 2004 and have a limited operating history. Though we have enlisted the assistance of pharmaceutical and academic experts, our lack of experience may cause us to encounter unforeseen problems that could have a material adverse effect on our business and financial condition. As well, there is limited historical financial information upon which to base an evaluation of our performance.

The drug development and approval process is uncertain, time-consuming and expensive.

The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially based on the type, complexity, and novelty of the product. We must provide the FDA and foreign regulatory authorities with preclinical and clinical data demonstrating that our products are safe and effective before they can be approved for commercial sale. Clinical development, including preclinical testing, is a long, expensive and uncertain process. It may take us several years to complete our testing, and failure can occur at any stage of testing. Any preclinical or clinical test may fail to produce results satisfactory to the FDA. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Negative or inconclusive results from a preclinical study or clinical trial, adverse medical events during a clinical trial or safety issues resulting from products of the same class of drug could cause a preclinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful.

We have to sustain and further build our intellectual property rights.

If we fail to sustain and further build our intellectual property rights, competitors will be able to take advantage of our research and development efforts to develop competing products. If we are not able to protect our proprietary technology, trade secrets, and know-how, our competitors may use our inventions to develop competing products. Protagenic has obtained worldwide exclusive rights to PT00114 and related technology that was developed at the University of Toronto. The Company currently has four patents issued by the Governments of the United States, Canada, European Union and Australia. Two patent applications are pending. However our patents and patent applications, even if granted, may not protect us against our competitors. Our patent positions, and those of other pharmaceutical and biotechnology companies, are generally uncertain and involve complex legal, scientific and factual questions. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be provided by our patents if we attempt to enforce them, and they are challenged, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents that are issued may not contain claims that permit us to stop competitors from using similar technology.

In addition to our patentable technology, we also rely on unpatented technology, trade secrets, and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting, collaborative, or contractual relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

Our patent position is generally uncertain and involves complex legal and factual questions. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and other biotechnology companies have encountered significant problems in protecting and defending their proprietary rights in foreign jurisdictions. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. In addition, any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around our patents. Our patents may be challenged, invalidated or fail to provide us with any competitive advantages. We may not have the funds available to protect our patents or other technology; such protection is costly and can result in further litigation expenses.

If we do not obtain or we are unable to maintain adequate patent or trade secret protection for our products in the United States, competitors could duplicate them without repeating the extensive testing that we will be required to undertake to obtain approval of the products by the FDA. Regardless of any patent protection, under the current statutory framework the FDA is prohibited by law from approving any generic version of any of our products for three years after it has approved our product. Upon the expiration of that period, or if that time period is altered, the FDA could approve a generic version of our product unless we have patent protection sufficient for us to block that generic version. Without sufficient patent protection, the applicant for a generic version of our product would be required only to conduct a relatively inexpensive study to show that its product is bioequivalent to our product and may not have to repeat the studies that we will need to conduct to demonstrate that the product is safe and effective. In the absence of adequate patent protection in other countries, competitors may similarly be able to obtain regulatory approval in those countries of products that duplicate our products.

We have to comply with our obligations in our intellectual property licenses with third parties.

If we fail to comply with our obligations in our intellectual property licenses with third parties, we could lose license rights that are important to our business. We are a party the License Agreements with UT under which we receive the right to practice and use important third party patent rights. We may enter into additional licenses in the future. Our existing licenses impose, and we expect future licenses will impose, various diligences, milestone payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license, in which event we might not be able to market any product that is covered by the licensed patents.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any patents issued to us. If a competitor or collaborator files a patent application claiming technology also invented by us, in order to protect our rights, we may have to participate in an expensive and time consuming interference proceeding before the United States Patent and Trademark Office. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize combination product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement. Obtaining, protecting and defending patent and other intellectual property rights can be expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in patent or intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Patent litigation or other litigation in connection with our intellectual property rights may lead to publicity that may harm our reputation and the value of our common stock may decline.

During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the value of our common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations. We may not have the funds or resources available to protect our intellectual property.

Our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete.

Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution, and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for our products. They could develop products that would render our product candidates, and those of our collaborators, obsolete and noncompetitive. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

Competition in the biotechnology and pharmaceutical industries may result in competing products, superior marketing of other products and lower revenues or profits for us.

There are many companies that are seeking to develop products and therapies for the treatment of mood, anxiety and neurodegenerative disorders. Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly greater experience than we do in undertaking preclinical testing and human clinical studies of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, our competitors may succeed in obtaining FDA approval for superior products.

Other risks and uncertainties include:

•	our ability to successfully complete preclinical and clinical development of our products and services

•	our ability to manufacture sufficient amounts of products for development and commercialization activities

•	our ability to obtain, maintain and successfully enforce adequate patent and other proprietary rights protection of our products and services

•	the scope, validity and enforceability of patents and other proprietary rights held by third parties and their impact on our ability to commercialize our products and services

•	the accuracy of our estimates of the size and characteristics of the markets to be addressed by our products and services, including growth projections

•	market acceptance of our products and services

•	our ability to identify new patients for our products and services

•	the accuracy of our information regarding the products and resources of our competitors and potential competitors

•	the content and timing of submissions to and decisions made by the US Food and Drug Administration (FDA) and other regulatory agencies

•	our ability to obtain reimbursement for our products and services from third-party payors, and the extent of such coverage

•	our ability to establish and maintain strategic license, collaboration and distribution arrangements

•	the continued funding of our collaborations and joint ventures, if any are ultimately established

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the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of operation of our subsidiaries and our customers, suppliers, distributors, couriers, collaborative partners, licensees and clinical trial sites.

Positive or timely results from preclinical studies and early clinical trials do not ensure positive or timely results in late stage clinical trials or product approval by the FDA or any other regulatory authority. Product candidates that show positive preclinical or early clinical results often fail in later stage clinical trials. Data obtained from preclinical and clinical activities is susceptible to varying interpretations, which could delay, limit, or prevent regulatory approvals.

We have limited experience in conducting the clinical trials required to obtain regulatory approval. We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of participants, or begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Our current clinical trials may be insufficient to demonstrate that our potential products will be active, safe, or effective. Additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and may not become profitable.

The regulatory approval process is costly and lengthy and we may not be able to successfully obtain all required regulatory approvals.

The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We must obtain regulatory approval for each of our product candidates before marketing or selling any of them. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the drug approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If we encounter significant delays in the regulatory process that result in excessive costs, this may prevent us from continuing to develop our product candidates. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue. The risks associated with the approval process include:

•	failure of our product candidates to meet a regulatory agency’s requirements for safety, efficacy and quality;

•	limitation on the indicated uses for which a product may be marketed;

•	unforeseen safety issues or side effects; and

•	governmental or regulatory delays and changes in regulatory requirements and guidelines.

Even if we receive regulatory approvals for marketing our product candidates, if we fail to comply with continuing regulatory requirements, we could lose our regulatory approvals, and our business would be adversely affected.

The FDA continues to review products even after they receive initial approval. If we receive approval to commercialize any product candidates, the manufacturing, marketing and sale of these drugs will be subject to continuing regulation, including compliance with quality systems regulations, good manufacturing practices, adverse event requirements, and prohibitions on promoting a product for unapproved uses. Enforcement actions resulting from our failure to comply with government and regulatory requirements could result in fines, suspension of approvals, withdrawal of approvals, product recalls, product seizures, mandatory operating restrictions, criminal prosecution, civil penalties and other actions that could impair the manufacturing, marketing and sale of our potential products and our ability to conduct our business.

Even if we are able to obtain regulatory approvals for any of our product candidates, if they exhibit harmful side effects after approval, our regulatory approvals could be revoked or otherwise negatively impacted, and we could be subject to costly and damaging product liability claims.

Even if we receive regulatory approval for our product candidates, we will have tested them in only a small number of patients during our clinical trials. If our applications for marketing are approved and more patients begin to use our product, new risks and side effects associated with our products may be discovered. As a result, regulatory authorities may revoke their approvals; we may be required to conduct additional clinical trials, make changes in labeling of our product, reformulate our product or make changes and obtain new approvals for our and our suppliers’ manufacturing facilities. We might have to withdraw or recall our products from the marketplace. We may also experience a significant drop in the potential sales of our product if and when regulatory approvals for such product are obtained, experience harm to our reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of our approved product or substantially increase the costs and expenses of commercializing and marketing our product.

Healthcare reform measures could adversely affect our business.

The efforts of governmental and third-party payers to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical companies. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in our common stock value or limit our ability to raise capital or to enter into collaborations or license rights to our products.

New federal legislation may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any.

The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. The new legislation uses formularies, preferred drug lists and similar mechanisms that may limit the number of drugs that will be covered in any therapeutic class or reduce the reimbursement for some of the drugs in a class. More recently, the Patient Protection and Affordable Care Act of 2010 also contained certain provisions with the potential to affect pricing of pharmaceutical products.

As a result of the expansion of legislation, including recent healthcare insurance legislation, and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives could decrease the coverage and price that we receive for our products in the future and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement systems, and any limits on or reductions in reimbursement that occur in the Medicare program may result in similar limits on or reductions in payments from private payers.

New federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any.

The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Under current law, importation of drugs into the United States is generally not permitted unless the drugs are approved in the United States and the entity that holds that approval consents to the importation. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States.

If the laws or regulations are changed to permit the importation of drugs into the United States in circumstances that are currently not permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

Failure to obtain regulatory and pricing approvals in foreign jurisdictions could delay or prevent commercialization of our products abroad.

If we succeed in developing any products, we intend to market them in the European Union and other foreign jurisdictions. In order to do so, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and additional risks associated with requirements particular to those foreign jurisdictions where we will seek regulatory approval of our products. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Common Stock and Liquidity Risks

Our Common Stock is a “Penny Stock” and subject to specific rules governing its sale to investors

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our Common Stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no recent trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

Although our Common Stock is currently quoted on the OTC PINK (an interdealer electronic quotation system operated by OTC Markets Group, Inc.) under the symbol “ATRN”, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock. There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

The market price of our Common Stock may be volatile, and you could lose all or part of your investment.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price of our Common Stock may fluctuate substantially and will depend on a number of factors many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Common Stock since you might be unable to sell your shares at or above the price you pay for the shares. Factors that could cause fluctuations in the market price of our Common Stock include, but are not necessarily limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market prices and trading volumes of pharmaceutical and biotechnology stocks;

•	changes in operating performance and stock market valuations of other pharmaceutical and biotechnology companies generally, or those in our industry in particular;

•	sales of shares of our Common Stock by us or our stockholders;

•

failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our operating results or fluctuations in our operating results;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Because we became public by means of a reverse merger we may not be able to attract the attention of brokerage firms.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

FINRA sales practice requirements may also limit your ability to buy and sell our Common Stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares once publicly traded, have an adverse effect on the market for our shares, and thereby depress our share price.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. In addition, we will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of resales of the Common Stock issued to Protagenic stockholders in the Merger.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Even though our pre-merger assets and liabilities were transferred in the split-off of MomSpot LLC and 29 wholly-owned subsidiaries, we may be liable for any or all of such liabilities. Any such liabilities that survived the Merger could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

The transfer of our membership interests in MomSpot LLC, 29 of our wholly-owned subsidiaries and associated assets and liabilities will result in taxable income to us in an amount equal to the difference between the fair market value of the assets transferred and the pre-merger tax basis of the assets. Any gain recognized, to the extent not offset by our net operating loss carryforward, if any, will be subject to federal income tax at regular corporate income tax rates.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	the timing of IDE and/or NDA approval, the completion and/or results of our clinical trials

•	regulatory actions regarding our products

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new products by us or our competitors;

•	sales of our Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our Common Stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of our Common Stock. There can be no assurance that the we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock is currently quoted on the OTC Markets PINK.

There are currently outstanding a significant number of our securities that have full-ratchet anti-dilution protection, which could cause significant dilution to stockholders.

As of June 27, 2016 there are currently outstanding 11,018,766 shares of Series B Preferred Stock, 4,108,460 of which were purchased by investors in our Private Offering and 6,613,338 of which were issued to Protagenic stockholders in the Merger. Following the Reverse Split, these shares will represent a significant percentage of our issued and outstanding Common Stock. The Private Offering investors received “full rachet” anti-dilution protection, which provides the holders of the securities purchased in the Private Offering the right to receive additional shares of Common Stock during a period (the “Protection Period”) terminating in February, 2018. These rights will be triggered upon the issuance by us during the Protection Period of Common Stock (or Common Stock equivalents) at a price of lower than $1.25 per share. If such full-ratchet anti-dilution rights are triggered, significant dilution could occur to stockholders, and could occur with us receiving little or no consideration for the resulting issuance of our Common Stock.

Our Common Stock is controlled by insiders

Our officers and directors beneficially own approximately 30% of our outstanding shares of Common Stock, after giving effect to the Reverse Split. Such concentrated control of our Common Stock may adversely affect the price of our Common Stock. Investors who acquire our Common Stock may have no effective voice in the management of our operations. Sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our Common Stock.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our Common Stock to date and it is not anticipated that any dividends will be paid to holders of our Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our board of directors has the authority to issue shares of our preferred stock, with such relative rights and preferences as the board of directors may determine, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation and the right to receive dividend payments before dividends are distributed to the holders of Common Stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our Common Stock, from merging or combining with us for a prescribed period of time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with Protagenic’s historical financial statements and the related notes. This Management’s Discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As the result of the Transactions and the change in our business to a biotechnology company, a discussion of the past financial results of Predecessor is not pertinent, and the financial results of Protagenic, the accounting acquirer, are considered our financial results on a historical and going-forward basis.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion and analysis of our financial condition and results of operations are based on Protagenic’s financial statements, which Protagenic has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires Protagenic to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, Protagenic evaluates such estimates and judgments, including those described in greater detail below. Protagenic bases its estimates on historical experience and on various other factors that Protagenic believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Historical Background

We, Protagenic Therapeutics Inc. (“PTI U.S.A”), were organized on September 29, 2004 in the State of Delaware. On September 14, 2015, we obtained our renewal and revival of our Delaware charter which had become inoperative effective August 7, 2015. We are a privately held biotechnology company focused on the discovery, research and development of pre-clinical studies for developing novel, naturally occurring, human neuropeptide-based, brainactive therapeutics for treatment of depression, mood, anxiety and other neuro-degenerative disorders. We are also interested in acquiring exclusive intellectual property rights for peptide-based therapeutics for the treatment of neurological and mood disorders. Once our planned principal operations commence, our focus will be licensing certain technologies and the continued research of the new technologies.

Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”) was incorporated in 2006 in the Province of Ontario, Canada. PTI Canada is a wholly-owned subsidiary of PTI U.S.A. (collectively, the “Company”). It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada.

Results of Operations

We are a development stage company currently performing clinical trials to obtain FDA approval. We have no revenue.

For the years ended December 31, 2015 and 2014, we incurred a loss from operations of $1,025,038 and $292,100 respectively. The increase in loss can be largely attributed to an increases in research & development costs of $103,305 due to clinical trial budget expansion as the size and complexity of the test subjects increase, in legal fees of $189,452 associated with capital funding transactions and the merger, and in stock compensation of $393,461 relating to the issuance of 490,000 stock options and 250,000 stock warrants during the year ended December 31, 2015.

Liquidity and Capital Resources

We continually project anticipated cash requirements, which may include business combinations, capital expenditures, and working capital requirements. We intend to finance activities through managing current cash and cash equivalents on hand and seeking additional funds raised in the future through the issuance of common stock, borrowing of funds or merging. Subsequently in February through April 2016, we raised total gross proceeds of $4,635,575 (net proceeds of $4,283,438) through a private offering of Series B Preferred Stock. We expect the cash obtained through this financing to sustain operations through the end of 2017. In the next 12 months, the Company expects to burn cash of approximately $2,691,000.

Subsequent Event

On February 12, 2016, we merged Protagenic Acquisition Corp (a wholly owned subsidiary of Atrinsic Inc.) with and into the Company. The Company was the surviving corporation of the merger. Also as a result of the merger, Atrinsic Inc. acquired the business of the Company and will continue the existing business operations as a wholly-owned subsidiary.

Simultaneously with the Merger, on February 12, 2016, we converted all of the issued and outstanding shares of the Company’s common stock, on a 1 for 1 basis, into shares of the Atrinsic’s Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”). All of the issued and outstanding options to purchase shares of the Company’s common stock, and all of the issued and outstanding warrants to purchase shares of the Company’s common stock, converted, on a 1 for 1 basis, into options and new warrants, respectively, to purchase shares of Atrinsic’s Series B Preferred Stock. The new options will be administered under the Company’s 2006 Employee, Director and Consultant Stock Plan, which Atrinsic assumed and adopted on February 12, 2016, in connection with the Merger.

Concurrently with the closing of the Merger, we conducted the first closing of an offering (the “Private Offering”) of our Series B Preferred Stock. At the first closing, we sold 2,775,000 shares of Series B Preferred Stock at a purchase price of $1.25 per share, for which we received total gross consideration of $3,468,750. Of this amount, $350,000 consisted of conversion of outstanding stockholder debt held by Garo H. Armen, our chairmen and a member of our board of directors, and $150,000 of legal expenses incurred by Strategic Bio Partners LLC, stockholders of the Predecessor, in conjunction with and as allowed by the Merger agreement. On March 2, 2016 we completed the second closing of the Private Offering, at which we issued an additional 913,200 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $1,141,500. On April 15, 2016 we completed the final closing of the Private Offering, at which we issued an additional 420,260 shares of Series B Preferred Stock to accredited investors, for total gross proceeds of $525,325.

For all three closings, we raised total gross proceeds of $4,635,575 and total net proceeds of $4,283,438 (or total gross proceeds of $5,135,575 and total net proceeds of $4,783,438, including the conversion of the $350,000 in stockholder debt and $150,000 in legal expenses referred to above). We issued 4,108,460 shares of Series B Preferred Stock to investors in the Private Offering. The Placement Agent and its selected dealers were paid total cash commissions of $159,183 and the Placement Agent was paid an expense allowance of $15,000 and was issued (together with its selected dealers) Placement Agent Warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share.

Following the final closing of the Private Offering, we have agreed to register with the Securities and Exchange Commission for resale the shares of Common Stock underlying the Series B Preferred Stock (i) sold in the Private Offering or (ii) underlying the Placement Agent Warrants.

Plan of Operations

Business Overview

The Company is in its developmental stage, with encouraging but not conclusive evidence that its lead drug candidate, PT00014, may be effective as an anti-anxiety and/or anti-depression drug.  It is focused on confirming the efficacy of this drug candidate, along with performing the other preclinical steps needed to progress along the pathway to bring this drug candidate into human clinical trials and eventually, to the global market to provide a new pharmaceutical for patients suffering from anxiety or treatment-resistant depression.

Development Milestones (upcoming developmental milestones)

Upcoming development milestones include confirming efficacy of our lead drug candidate in an animal model in a clinical research organization (CRO), conducting toxicology testing in two animal species, and filing an Investigational New Drug (IND) application to begin human clinical trials.

Human Resources (current state of employees and future plans towards employees

The Company has only one employee, Robert Ziroyan, who is serving as the interim president and chief operating officer.  In the next year, the company plans to hire a part-time Chief Financial Officer, a part-time project manager, and at least one full-time scientist to assist it in preparing its Investigational New Drug (IND) application to begin human clinical trials in 2018.

Financing – Capital Needs

The Company anticipates that it will need to raise additional capital in the next two years to support its R&D activities as it prepares to commence human clinical trials.

Contractual Arrangements

Bridge loan to Garo Armen. We entered into a series of bridge loan arrangements with Garo Armen, a major stockholder and Chairman, for total borrowings received and interest accrued of approximately $399,103 as of December 31, 2015 and $422,752 as of the date of the Merger, February 12, 2016. The bridge loan will be paid in full through two separate conversion transactions occurring on February 12, 2016 for a total of $350,000 and the remaining due at a future date. We have guaranteed the payment of all principal and interest in the form of common stock at the purchase price of $1.25 per share. The loan bears an interest rate of 10% per annum.

Operating lease. We paid Robert Ziroyan, our sole employee and officer, rent on the property for which a portion of operations are held at as part of the contractual obligation within his employment agreement. We occupy roughly 1/3 of the total rented area and pay rent in an amount approximately 1/3 of the total monthly rent of the property. As of December 31,2015, the monthly rent was $430 per month. As of January 1, 2016 under the new employment agreement, we are no longer contractually obligated to pay this rent.

Off Balance Sheet Arrangements

We have no material off-balance sheet arrangements that are likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital resources, or capital expenditures.

Significant Accounting Policies

We have identified significant accounting principles that affect our consolidated financial statements by considering accounting policies that involve the most complex or subjective decisions or assessments as well as considering newly adopted principles. They are:

Basis of Presentation. Protagenic Therapeutics Inc.’s consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of PTI U.S.A, and our wholly owned subsidiary, PTI Canada. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.

Foreign Currency Translation and Transactions. The assets and liabilities of our foreign subsidiary PTI Canada are translated into U.S. dollars from the functional currency using the exchange rate in effect at the balance sheets date. Additionally, the accounts on the statements of operations are translated using exchange rates approximating average rates prevailing during the years. Equity accounts are translated at historical exchange rates. Translation adjustments that arise from translating its financial statements from the local currency to the U.S. dollar are accumulated and reflected as a separate component of stockholders’ equity (deficit). The current year effect of the transaction adjustments are included on the statement of operations as a realized gain (loss) on foreign transaction exchange.

Use of Estimates. The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“ GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities. Management continually evaluates its estimates and judgments including those related to accruals, contingencies, valuation allowance for deferred tax assets, and valuation of stock options and warrants. Management bases its estimates and judgments on historical experience and other factors that are believed to be reasonable in the circumstances. Actual results may differ from those estimates. Macroeconomic conditions may directly, or indirectly through our business partners and vendors, impact our financial performance and available resources. Such conditions may, in turn, impact the aforementioned estimates and assumptions.

Cash and Cash Equivalents. Cash equivalents consist of money market instruments with an original maturity at the time of purchase of three months or less. Our policy is to maintain its cash and cash equivalents with reputable financial institutions assessed on an annual basis. There are no cash equivalents at this time. There is little concentration of credit risk for foreign cash as minimal balances of cash are held by PTI Canada.

Equipment. Equipment was stated at cost less accumulated depreciation. Improvements and replacements of equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of equipment are charged to expense as incurred. When assets are retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss will be reported in the consolidated statements of operations. Depreciation is computed using straight- line methods over their estimated useful lives ranging from 3 to 5 years.

Rebates from Research and Development Credits. We derive rebates from scientific research and experimental development tax credits issued by the Canada Revenue Agency for qualified expenditures. The credits are recognized when the rebate is issued. The amounts received are reinvested into our scientific research, experimental development and operational works conducted in Canada.

Research and Development Expenses, net of Rebates. Research and development expenditures for present and future products are expensed as incurred.

Fair Value Measurements. Cash and cash equivalents, accounts payable, and accrued expenses carry value equals approximately the fair value due to its short term nature. Based on the borrowing rates currently available to Protagenic Therapeutics Inc. for loans with similar terms and the expected short term maturity, the carrying value of the bridge note payable approximates fair value.

Stock-Based Compensation. We record stock based compensation in accordance with ASC 718. In estimating the grant date fair value of stock option awards and performance based restricted stock, we use the Black Scholes option pricing model and other binomial pricing models where appropriate. The key assumptions for these models to derive fair value include expected term, rate of risk free returns, and volatility.

Income Taxes. We account for income taxes utilizing the liability method. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement basis and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such asset will be realized.

Management has determined that a valuation allowance is required for the deferred tax assets which is primarily attributable to net operating loss carry forwards for federal and state tax purposes. The net operating losses expire through 2035 and 2022 for federal and state taxes, respectively. Thus, the consolidated financial statements do not reflect a deferred tax provision.

Basic and Diluted Net (Loss) per Common Share. Basic (loss) per common share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. Potentially dilutive securities consisting of options and warrants aggregating 5,535,767 as of April 15, 2016, including options and warrants issued in the Private Offering closing and merger transactions were not included in the calculation of weighted-average shares of common stock outstanding as they were determined to be anti-dilutive.

Recently Issued Accounting Pronouncements

On March 30, 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation" which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. For public business entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption will be permitted in any interim or annual period for which financial statements have not yet been issued or have not been made available for issuance. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income taxes. The provisions of ASU No. 2015-17 simplify the presentation of deferred income taxes, the amendments in this ASU require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The amendments in this ASU are effective for the annual period ending after December 15, 2016, including interim periods within those fiscal years. The Company does not believe that the adoption of this update will have a significant impact to the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

  In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern. The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

 Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements filed with this annual report.

Description of Property

During the year ended December 31, 2015, we paid Robert Ziroyan, our sole employee and officer, rent of $430 per month for an office space in Canada for which a portion of operations are held as part of the contractual obligation of his employment agreement. As of January 1, 2016 under the new employment agreement, we are no longer contractually obligated to pay this rent, but are still allowed to use the space as long as the new employment agreement is in place. These facilities are adequate for our current needs. As well, our Chairman provides us with the use of an office in New York City.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding our Common Stock beneficially owned on April 19, 2016, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 170,791,093,438 and 11,044,633 shares of our Common Stock outstanding as of May 2, 2016, on a pre- and post- Reverse Split basis, respectively, and on an as-converted-to-Common Stock basis, accounting for the conversion of the Series B Preferred Stock issued and outstanding on such date (on the basis of 15,463.7183 shares of Common Stock per share of Series B Preferred Stock and assuming that the Springing Blocker will not apply to one holder of Series B Preferred Stock). All numbers in the footnotes give effect to the Reverse Stock Split. Unless otherwise noted below, the address of each person identified is c/o Atrinsic, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

Shares Beneficially Owned

Name and address of Beneficial Owner	Amount of Beneficial Ownership (Pre-Reverse Split)	Amount of Beneficial Ownership (Post-Reverse Split)		Percent of Beneficial Ownership

Garo H. Armen(1)	57,821,440,628	3,739,168	(2)	30.4

Robert B. Stein(1)	876,282,525	56,667	(3)	*

Khalil Barrage(1)	773,185,915	50,000		*

Alexander Arrow(1)	2,043,514,910	132,149	(4)	1.2

Larry N. Feinberg 808 North St., Greenwich, CT 06831	12,370,974,640	800,000	(5)	6.9

Gregory H. Ekizian(1)	9,278,230,980	600,000	(6)	5.3

David A. Lovejoy	6,038,071,693	390,467	(7)	3.5

Josh Silverman(1)	0	0

Hudson Bay Capital Management LP. (8) 777 Third Avenue 30th Floor New York, NY 10017	33,918,320,748	2,193,413	(9)	9.99
All directors and executive officers as a group (6 persons) (9)	70,792,654,958	4,577,984	(10)	36.7

*        Less than 1%

(1)      Executive officer and/or director.

(2)      Includes warrants to purchase 1,253,367 shares of Common Stock at an exercise price of approximately $1.00 per share. Includes 2,235,801 shares held in the name of Dr. Armen and 250,000 shares held in the name of the Garo H. Armen IRA, as to which Dr. Armen has sole voting and dispositive power.

(3)      Represents options to purchase 56,667 shares at an exercise price of $1.25 per share. Does not include options to purchase 143,333 shares, which vest in equal monthly increments of 3,333 shares from August 2016 through January 2020.

(4)      Includes options to purchase 13,889 shares at an exercise price of $1.25 per share. Does not include options to purchase 86,111 shares of Common Stock, which vest in equal monthly increments of 2,778 shares from August, 2016 through February 2019. Includes 100,000 shares held in the name of Dr. Arrow and 18,260 shares held in the name of the Alexander K. Arrow IRA, as to which Dr. Arrow has sole voting and dispositive power.

(5)      Includes warrants to purchase 600,000 shares of Common Stock at an exercise price of $1.00 per share.

(6)      Includes warrants to purchase 375,000 shares of Common Stock at an exercise price of $1.00 per share. Includes 125,000 shares held in the name of the Gregory H. Ekizian Revocable Trust and 100,000 shares and 300,000 warrants held in the name of Pensco Trust Company f/b/o Gregory H. Ekizian, as to which Mr. Ekizian has sole voting and dispositive power.

(7)      Includes options to purchase 241,667 shares of Common Stock at an exercise price of $1.00 per share. Does not include options to purchase 33,333 shares of Common Stock which vest in equal monthly increments of 4,167 shares from August 2016 through March 2017.

(8)      Hudson Bay Capital Management LP, the manager by designation of Strategic Bio Partners, LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Strategic Bio Partners, LLC and Sander Gerber disclaims beneficial ownership over these securities.

(9)     Consists of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and shares of Common Stock issuable upon exercise of Predecessor Warrants held by such beneficial owner. Does not include shares of Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Predecessor Warrants that are subject to the “Beneficial Ownership Cap” limitation pursuant to which the holder thereof does not have the right to convert Series B Preferred Stock or exercise Predecessor Warrants to the extent that such exercise would result in beneficial ownership by the holder thereof, or any of its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, of more than 9.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion or exercise.

(10)   Includes warrants to purchase 1,778,367 shares of Common Stock and options to purchase 70,556 shares of Common Stock.

Changes in Control

We are not aware of any or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our executive officers, non-executive officers and directors and hold the positions set forth opposite their name. Messrs. Stein and Barrage will commence serving as directors ten days after the filing of this Current Report with the SEC.

Name	Age	Position(s)

Garo Armen	63	Executive Chairman of the Board of Directors

Robert B. Stein	65	Director

Khalil Barrage	51	Director

Gregory H. Ekizian	52	Director

Alexander Arrow	45	Chief Financial Officer

Joshua Silverman	45	Director

Garo H. Armen, PhD,—Chairman of the Board of Directors, is one of our founders and joined us in September 2004. Garo H. Armen is Chairman and Chief Executive Officer of Agenus Inc., a biotechnology company he co-founded in 1994. From mid-2002 through 2004, he also served as Chairman of the Board of directors of the biopharmaceutical company Elan Corporation, plc, which he successfully restructured. Prior to Agenus Inc., Dr. Armen established Armen Partners, a money management firm specializing in biotechnology and pharmaceutical companies, and was the architect of the widely publicized creation of the Immunex Lederle oncology business in 1993. Earlier, he was a senior vice president of research at Dean Witter Reynolds, having begun his career on Wall Street as an analyst and investment banker at EF Hutton. In 2002, Dr. Armen founded the Children of Armenia Fund, a nonprofit organization dedicated to significantly rebuilding and revitalizing impoverished rural Armenian towns to provide immediate and sustainable benefits to children and youth. He received the Ellis Island Medal of Honor in 2004 for his humanitarian efforts, and received the Sabin Humanitarian Award from the Sabin Vaccine Institute in 2006 for his achievements in biotechnology and progressing medical research. Dr. Armen was also the Ernst & Young 2002 New York City Biotechnology Entrepreneur of the Year, and received a Wings of Hope Award in 2005 from The Melanoma Research Foundation for his ongoing commitment to the melanoma community. Dr. Armen received a PhD in physical chemistry from the Graduate Center, City University of New York, after which he worked as a research fellow at Brookhaven National Laboratories in Long Island, NY.

Khalil Barrage, Director, joined us in July, 2007. Mr. Khalil Barrage has served as a Managing Director of The Invus Group, LLC since 2003, in charge of the Public Equities Group that he set up in September 2003. Invus manages over $3B of capital, with a primary focus is on private equity investments, biotechnology and health care. In addition, Invus manages a fund-of-funds liquid alternative investment and, most recently, the newly established public equities portfolio activity. Mr. Barrage is a value investor. He started his career in 1988 with The Olayan Group, a multibillion private group. He was in charge of the group’s US public equities portfolio, overseeing more than $2 billion of assets. Mr. Barrage holds a BA from American University of Beirut.

Robert B. Stein, PhD. MD, Director, joined us effective the closing of the Merger in February, 2016. Dr. Robert B. Stein is Chief Scientific Officer of Agenus Inc. Dr. Robert B. Stein leads Agenus’ Research, Preclinical Development and Translational Medicine functions. He helps shape clinical development strategy for vaccines and adjuvants. Additionally, he’s leading integration of the 4-Antibody acquisition, which includes the company’s fully human antibody drug discovery and optimization technology platform, and portfolio of immune checkpoint antibody programs. Over his 30 years of experience in the biopharmaceutical industry he played a pivotal role in bringing to the market Sustiva®, Fablyn®, Viviant®, PanRetin®, TargRetin®, Promacta® and Eliquis®. Prior to joining Agenus he held executive management positions at Ligand Pharmaceuticals, DuPont Merck, Incyte Pharmaceuticals, Roche Palo Alto and KineMed. Dr. Stein began his career at Merck, Sharp and Dohme. He holds an MD and a PhD in Physiology & Pharmacology from Duke University. Dr. Stein filed a personal voluntary bankruptcy petition under Chapter 7 in August of 2012 and the bankruptcy was discharged in May 2013.

Gregory H. Ekizian, CFA – Director, joined us effective the closing of the Merger in February, 2016. Mr. Ekizian is presently a private investor. From 2012 to 2014 Mr. Ekizian was associated with Victory Capital Management, serving as the Chief Investment Officer and Lead Portfolio Manager for the Victory Dividend Growth Fund, a strategy which was managed for conservative growth and income across mutual fund and separate accounts. Prior to Victory, he was a private investor from 2009 through 2012. From 1997 through 2009 Mr. Ekizian was the co-leader of the Growth team at Goldman Sachs Asset Management where he served as a Chief Investment Officer and Senior Portfolio Manager. Over his tenure at GSAM, the Growth team grew assets from $2.2 billion to a peak of $29 billion across multiple Growth products. Prior to his service with GSAM, Mr. Ekizian was a principal member in the start-up of Liberty Investment Management in 1994, and as a Senior Portfolio Manager, remained with the firm through its acquisition by Goldman Sachs in 1997. Mr. Ekizian started his investment management career in 1990 at Eagle Asset Management as an analyst covering health care, media, staples and consumer discretionary industries. Mr. Ekizian received a Bachelor of Science in Finance from Lehigh University and MBA from the University of Chicago Graduate School of Business and is a CFA Charterholder.

Joshua Silverman, Director, joined us effective the closing of the Merger in February 2016. He is the Co–founder, and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (Offshore) Ltd. (collectively, “Iroquois”). Mr. Silverman has served as Co–Chief Investment Officer of Iroquois since inception in 2003. From 2000 to 2003, Mr. Silverman served as Co–Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to The President of The United States. Mr. Silverman received his B.A. from Lehigh University in 1992. In the past five years, Mr. Silverman has served as a director on the following companies that were required to file periodic and current reports with the U.S. Securities and Exchange Commission: MGT Capital Investments, Inc. and National Holdings Corporation. Based on Mr. Silverman’s overall background and experience as an executive in the financial industry, Board believes that Mr. Silverman has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

Alexander K. Arrow, M.D., CFA – Acting Chief Financial Officer. Dr. Arrow joined us as our Acting Chief Financial Officer upon the closing of the Merger. Dr. Arrow is and will continue to serve as the Chief Executive officer of Zelegent, Inc., a clinical-stage start-up medical device company preparing to launch the a minimally invasive snoring cessation surgical tool. From January 2015 through December 2015, Dr. Arrow also served as a director and acting Chief Operating Officer of Neumedicines, Inc., a clinical-stage private biotechnology company developing protein therapeutics that address unmet clinical and societal needs in Oncology, Hematology and Immunology. Dr. Arrow serves as a director of BioLx, Inc., a start-up developing an advanced surgical mask capable of protecting its user from more viral particles and other airborne contaminants than conventional masks do, and Rindex Medical, Inc., a developmental-stage company (30% owned by the Cleveland Clinic) which is developing a diagnostic technology for use in cardiovascular intensive care units. Previously, Dr. Arrow served on the board and was the Chairman of both the Audit Committee and Compensation Committee of Biolase, Inc. (NASDAQ: BIOL) from July 2010 through February 2014, and served as the President and Chief Operating Officer of Biolase, Inc. from June 2013 through December 2014. Biolase, Inc. is a medical device manufacturer and the leading provider of lasers to the global dentistry industry. From July 2012 to June 2013 Dr. Arrow was the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., a company seeking to realize commercial potential in the field of optogenetics. From December 2007 through June 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, Dr. Arrow headed medical technology equity research at the global investment bank Lazard Capital markets, LLC, providing research coverage on a wide variety of medical device manufacturers. Dr. Arrow also spent two years as Chief Financial Officer of the Patent & License Exchange, later renamed PLX Systems, Inc., and three years as the publishing life sciences research analyst at Wedbush Morgan Securities. In 1996, Dr. Arrow was a surgical resident at the UCLA Medical Center. Dr. Arrow received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

Consultants and Advisors

Dalia Barsyte PhD, Director of Scientific Affairs. Dr. Dalia Barsyte received her PhD in molecular and cellular biology from the University of Manchester, UK. Her postdoctoral training at the University of Manchester and Ontario Cancer Institute, Canada focused on characterizing cellular signaling mechanisms. Dr. Barsyte is an inventor on one of the key Protagenic patents and author of over 50 scientific publications in oncology and neuroscience. Dr. Barsyte’s scientific interests include exploring chemical biology in therapeutic target validation through peptide or small molecule chemical probe compounds as well as novel in vitro models of disease based on patient derived cell culture.

David A. Lovejoy, PhD,—Chief Scientific Advisor, is one of our founders and joined us in September 2004. He holds a PhD in Neuroendocrinology from the University of Victoria (Victoria, BC) and spent three years at the Clayton Foundation Laboratories for Peptide Biology at the Salk Institute (San Diego, CA) as a postdoctoral fellow. Dr. Lovejoy took his first academic appointment at the University of Manchester (Manchester, UK), one of the United Kingdom’s top-ranking research universities. He joined the University of Toronto (Toronto, Ontario) in 2000 and is currently Professor of Neuroendocrinology in the Department of Cell and Systems Biology at the University of Toronto. He is the author of more than 210 scientific publications including 3 books in the field and an Associate Editor for a scientific journal and is inventor or co-inventor on all of our intellectual property.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Except as set forth above with respect to Dr. Stein, had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors and Corporate Governance

Our Board of Directors currently is authorized to consist of five members. On the Closing of the Merger, Edward Gildea and Jonathan Schechter, the members of the Board of Directors of Predecessor, appointed four members who were designated as directors by stockholders of Protagenic and one director who was designated as a director by the principal stockholders of Predecessor. Mr. Schecter and Mr. Gildea thereafter resigned. Messrs. Armen, Barrage, Stein, Ekizian and Silverman commenced serving as directors on the Closing Date of the Merger.

Board Independence and Committees

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Additionally, our Board of Directors appointed an audit committee, governance committee and compensation committee and adopted charters relative to each such committee on March 25, 2016.

We believe that Messrs. Barrage and Ekizian are each an “independent” director as that term is defined by the Nasdaq Stock Market, Inc. Marketplace Rules.

Code of Ethics

We have not adopted a written code of ethics. We intend to adopt a written code of ethics in the future.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. It is anticipated that future directors and officers will enter into an Indemnification Agreement with us in substantially similar form. The Indemnification Agreement provides, among other things, that we will indemnify and hold harmless each person subject to an Indemnification Agreement (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other matters that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director of ours or serving at our direction as a director, officer, employee, fiduciary or agent of another entity. The Indemnification Agreement further provides that, upon an Indemnified Party’s request, we will advance expenses to the Indemnified Party to the fullest extent permitted by applicable law. Pursuant to the Indemnification Agreement, an Indemnified Party is presumed to be entitled to indemnification and we have the burden of proving otherwise. The Indemnification Agreement also requires us to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreement. If indemnification under the Indemnification Agreement is unavailable to an Indemnified Party for any reason, we, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement, which was attached as Exhibit 10.7 to our Registration Statement on Form 10, as filed with the SEC on July 2, 2014.

SCIENTIFIC AND CLINICAL ADVISORY BOARD

We have enlisted the support of highly qualified and well respected experts and advisors who bring a wealth of academic as well as clinical expertise to us. In addition to David A. Lovejoy, the members of our Scientific and Clinical Advisory Board include:

Sidney H. Kennedy, MD, FRCP (C). Dr. Sidney Kennedy is a Professor of Psychiatry at the University of Toronto and Psychiatrist-in-Chief at University Health Network (comprised of Toronto General, Toronto Western and Princess Margaret hospitals). He completed clinical and research training in psychiatry and psychopharmacology in the United Kingdom and Canada. He was the founding Chair of the Canadian Network for Mood and Anxiety Treatments (CANMAT) and the inaugural chair holder of the Cameron Wilson Chair in Depression Studies at University of Toronto. He has published over 200 peer reviewed papers on related topics and authored several textbooks on Mood Disorders. For his services, we have granted Dr. Kennedy options to purchase (on a post-Reverse Split basis) 30,000 shares of Common Stock at an exercise price of $0.26 per share, which expire on November 1, 2016 and options to purchase 25,000 shares of Common Stock at an exercise price of $1.25 per share, which vest at various dates through March 9, 2017 and which expire on March 1, 2025.

Jean-Michel Aubry, MD. Jean-Michel Aubry, MD, is a clinician and researcher and Private Docent at the University of Geneva Medical School, where he teaches Neurosciences. He is head of the Bipolar Program in the Department of Psychiatry. He did his postdoctoral fellowship at the Salk Institute for Biological studies in San Diego, CA. His main research projects focus on the prediction of depressive relapse and on the mode of action of mood stabilizers. He is also coauthor of a recent book on bipolar disorder. For his services, we have granted Dr. Aubry options to purchase (on a post-Reverse Split basis) 30,000 shares of Common Stock at an exercise price of $0.26 per share, which expire on November 1, 2016 and options to purchase 25,000 shares of Common Stock at an exercise price of $1.25 per share, which vest at various dates through March 9, 2017 and which expire on March 1, 2025.

Executive Compensation

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for fiscal year ended December 31, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Deferred Compensation ($)	All Other Compensation ($)		Total Compensation ($)

Garo Armen, Chairman	2015	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A
	2014	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A

Robert Ziroyan, Chief Operating Officer and Interim President	2015	$76,812	$0	$0	$55,125	(1)	$0	$0	$4,758	(3)	$136,695
	2014	$88,870	$0	$0	$36,500	(2)	$0	$0	$7,548	(3)	$132,918

(1)

We use the Black-Scholes option pricing model to value the options granted. 3/9/15 granted 56,250 options (exercise price of $1.25/option) which vested on 12/31/15 valued at US $0.98 AT 12/31/15. 12/31/15 granted 18,750 options (exercise price of $1.25/option) which vested on 3/1/15 using a value of US $0.98 AT 12/31/15.

(2)

We use the Black-Scholes option pricing model to value the options granted. 3/1/14 granted 41,667 options (exercise price of $1/option) which vested on 12/31/14 valued at US $0.73 AT 12/31/14. 12/31/14 granted 8,333 options (exercise price of $1/option) which vested on 3/1/15 using a value of US $0.73 AT 12/31/14.

(3)	Represents health benefits, Canada Pension Plan and employment insurance, cell phone and internet reimbursements.

Mr. Ziroyan ceased serving as an executive officer effective April 4, 2016.

Employment Arrangements with Officers and Directors

Dr. Alexander Arrow, our Chief Financial Officer, receives base compensation of $125,000 per year for his part-time work for us. In addition, Dr. Arrow received 100,000 options (on a post-Reverse Split basis) under the 2006 Plan as a sign-on bonus when he joined us. These options have an exercise price of $1.25 per share, a ten-year term and vest over a three-year period in 35 monthly installments of 2,778 shares and a final installment of 2,770 shares. The terms of Dr. Arrow’s option grant also include full vesting acceleration upon a change of control. Drs. Arrow and Armen are the only two executive officers of the Company.

Consultancy Agreements

Dalia Barsyte PhD, Director of Scientific Affairs. Our subsidiary, Protagenic Therapeutics Canada (2006) Inc., entered into a consulting agreement with Dr. Dalia Barsyte. Dr. Barsyte is responsible for overseeing i) design and development of ELISA assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. Her consulting agreement is effective through December 2015. She is compensated at the rate of $1,000 (Canadian) per month. As well, we have granted Dr. Barsyte 10,000 shares of our Common Stock and ten-year options to purchase 150,000 shares of our Common Stock. Options to purchase 100,000 shares of Common Stock, at an exercise price of $1.00 per share, have fully vested; the options to purchase the remaining 50,000 shares of Common Stock, at an exercise price of $1.25 per share, will vest in March 2016, provided she remains a consultant to us.

Brandt J. Mandia. Mr. Mandia has provided financial and business advisory services to Protagenic since January 2015. In October 2015 Protagenic entered into a consulting agreement with Mr. Mandia providing for a continuation of these services through December 31, 2015. As consideration for his past and future services, Mr. Mandia has been granted a warrant to purchase, on a post-Reverse Split basis, 250,000 shares of Common Stock, exercisable for an eight year period ending in October, 2023 at an exercise price of $1.25 per share. The warrant has vested in its entirety.

Robert B. Stein, PhD, MD. We entered into a consulting agreement with Dr. Stein effective January 2015. Dr. Stein is responsible for providing us with technical and advisory services related to our research and development efforts. The consulting agreement is effective through January 2020. We have granted Dr. Stein ten-year options to purchase, on a post-Reverse Split basis, 200,000 shares of our Common Stock, at an exercise price of $1.25 per share. The options vest in increments of 1.667% per month on the first day of each calendar month following January, 2015, such that the shares shall be fully vested on January 23, 2020, provided Dr. Stein remains a consultant to us.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards, calculated on a post-Reverse Stock Split basis, made to our named executive officers that were outstanding at December 31, 2015. Effective April 4, 2016, Mr. Ziroyan no longer served as an executive officer.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or Units of stock that have not vested(#)	Market Value of shares or Units of stock that have not vested($)
Robert Ziroyan	25,000			$0.26	8/2016
	100,000			$1.00	3/2021
	50,000			$1.00	3/2024
		75,000	(1)	$1.25	3/2025

(1)	These are the only equity awards granted by us to our executive officers during the year ended December 31, 2015.

2006 Employee, Director and Consultant Stock Plan

General

As discussed previously, we have adopted the 2006 Plan. The following discussion gives pro forma effect to the Reverse Split.

The general purpose of the 2006 Plan will be to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2006 Plan, we will seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Description of the 2006 Plan

The following description of the principal terms of the 2006 Plan is a summary and is qualified in its entirety by the full text of the 2006 Plan.

Administration. The administrator (the “Administrator”) of the 2006 Plan is the Board of Directors, except to the extent the Board of Directors delegates its authority to the committee (the “Committee”) of the Board, in which case the Committee shall be the Administrator. Subject to the provisions of the 2006 Plan, the Administrator is authorized to:

a.	Interpret the provisions of the 2006 Plan or of any option or stock grant and to make all rules and determinations which it deems necessary or advisable for the administration of the 2006 Plan;

b.	Determine which employees, directors and consultants shall be granted awards;

c.	Determine the number of Shares for which an award shall be granted;

d.	Specify the terms and conditions upon which an award may be granted; and

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the us or to 2006 Plan participants or to otherwise facilitate the administration of the 2006 Plan, which sub-plans may include additional restrictions or conditions applicable to options or shares acquired upon exercise of options.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 2006 Plan or of any award granted under it shall be final.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

Eligibility . Persons eligible to receive awards under the 2006 Plan include any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.

Shares Subject to the 2006 Plan. The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the 2006 Plan is 2,000,000 shares, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may, but need not be, granted with respect to all of the shares available for issuance under the 2006 Plan. If any award granted under the 2006 Plan payable in shares of Common Stock is forfeited, cancelled, returned for failure to satisfy vesting requirements, is otherwise forfeited, otherwise terminates without payment being made, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the 2006 Plan.

Terms and Conditions of Options. Options granted under the 2006 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2006 Plan. The exercise price of stock options may not be less than the fair market value per share of our Common Stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or national market system, the fair market value will generally be the closing sale price on the date of grant. If the Common Stock is not traded on a stock exchange or national market system on the date of grant, the fair market value will generally be the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date. If no such prices are available, the fair market value shall be determined in good faith by the Administrator.

No option intended to qualify as an ISO may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2006 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the exercise price of an option may be paid (a) in cash or by certified bank check, (b) at the discretion of the Administrator, through delivery of shares of our Common Stock held for at least six months having a fair market value equal to the purchase price, (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of the above methods.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Restricted Stock. The Administrator may award (a “Stock Grant”) restricted Common Stock under the 2006 Plan. Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the 2006 Plan participant, and the principal terms of each Stock Grant shall be set forth in a Stock Grant Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Stock Grant Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the shares subject to the Stock Grant, including the time and events upon which such reacquisition rights shall accrue and the purchase price therefor, if any.

A Stock Grant may be accepted by executing the Stock Grant Agreement and delivering it to the Company, together with provision for payment of the full purchase price, if any, for the shares of Common Stock as to which such Stock Grant is being accepted. Payment of the purchase price shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a fair market value equal to the purchase price of the Stock Grant, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full or partial recourse as determined by the Administrator, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Administrator will determine the extent to which the Company may have a right of repurchase of a Stock Grant following termination of service with us.

Effect of Certain Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the Shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity (provided, that, at the discretion of the Administrator, all unvested options shall be made fully or partially exercisable for purposes of this Subparagraph upon the closing of the Corporate Transaction); or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable), within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares of Common Stock subject to such options (either to the extent then exercisable or, at the discretion of the Administrator, all options being made fully or partially exercisable) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the shares then subject to such Stock Grants either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the fair market value of the shares of Common Stock subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

Amendment, Termination. The 2006 Plan may be amended by the stockholders of the Company. The 2006 Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding awards granted under the 2006 Plan or awards to be granted under the 2006 Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding awards granted, or awards to be granted, under the 2006 Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the 2006 Plan shall not, without the consent of a Participant, adversely affect his or her rights under an award previously granted to him or her.

The 2006 Plan will terminate in March, 2016. The 2006 Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any awards executed prior to the effective date of such termination.

Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2006 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

We currently have stock options to purchase 1,807,744 shares at an average exercise price of approximately $0.86 per share issued and outstanding under Protagenic’s 2006 Plan, which we assumed in connection with the Merger.

2014 Director Compensation

No compensation was earned or paid to any non-employee director for service as a director during 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Predecessor Stockholders

Split-Off

At the closing of the Merger we had a 51% interest in MomSpot LLC, and the remaining 49% was held by B.E. Global LLC. Barry Eisenberg is the sole owner of B.E. Global LLC and is the Chief Executive Officer of MomSpot LLC. Immediately after the closing of the Merger, we split off our 51% membership interests in MomSpot LLC. The split-off was accomplished through the transfer of all of our membership interests of MomSpot LLC to B.E. Global LLC having nominal value of nominal considerations via a split off agreement, a copy of which is attached as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Secured Convertible Notes/Predecessor Warrants

Between February 11, 2014 and December 9, 2015, Atrinsic issued secured convertible promissory notes (the “Secured Convertible Notes”) in the aggregate principal amount of $665,000 and $35,000 in interest to two of its stockholders, of which Secured Convertible Notes in the aggregate principal amount of $332,500 were issued to Iroquois Master Fund Ltd. (“IMF”). Josh Silverman, who became one of our directors upon the closing of the Merger, is an affiliate of IMF. The Secured Convertible Notes, as revised and amended, had a maturity date of August 31, 2016 and bore interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note was convertible, subject to a 4.99% beneficial ownership cap), into shares of Atrinsic’s common stock at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders. IMF exchanged the Secured Convertible Notes that it held for 147,972 Predecessor Warrants, which Predecessor Warrants were issued to the Designee at the closing of the Merger, and the instruments by which the Secured Convertible Notes were secured were simultaneously terminated.

Transactions relating to Protagenic

Garo H. Armen, our Chairman and principal stockholder, purchased shares of Series B Preferred Stock Stock in the Private Offering in exchange for the cancellation of $350,000 of loans made by him, plus accrued and unpaid interest on these loans.

During 2013 and 2012, Mr. Armen made loans to us in the amount of $310,000. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans bore interest at the rate of 10% per annum. In February 2013, in connection with a capital raise by Protagenic, the loans and accrued interest thereon, totaling $317,789, were converted into Protagenic warrants to purchase 953,367 shares of Protagenic common stock at an exercise price of $1.00 per share. Other than with respect to the payment of the purchase price for the securities by the conversion of debt, Mr. Armen participated in this capital raise on the same terms as all other investors.

From April 15, 2015 through October 29, 2015, Mr. Armen made five loans to Protagenic. The proceeds of the loans were used to fund research, development and general operating activity of Protagenic. The loans bore interest at the rate of 10% per annum. These loans and accrued interest thereon, totaling approximately $350,000, were converted into shares of Series B Preferred Stock in the Private Offering at a price of $1.25 per share.

Effective December 23, 2015, Mr. Armen entered into an additional loan agreement with Protagenic pursuant to which he agreed to loan Protagenic up to $150,000. Any loans under this Agreement bear interest at the rate of 10% per year. The principal and interest on these loans is convertible into Common Stock at a price of $1.25 per share. On December 23, 2013, Protagenic only borrowed $37,628 of the $150,000 allowed per the agreement and as of the date of this Current Report on Form 8-K, principal in the amount of $37,628 was outstanding under this agreement.

On December 21, 2015, Dr. Alexander K. Arrow purchased 60,000 shares of Common Stock of Protagenic from Mark Berg at a per share purchase price equal to $0.50 for an aggregate purchase price of $30,000. In addition, Dr. Arrow purchased 58,260 shares of Series B Preferred Stock in the Private Offering, on the same terms as all other investors.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

As of February 12, 2016, our authorized capital stock consisted of 100,000,000,000 shares of common stock, par value $0.000001 per share, and 5,000,000,000 shares of “blank check” preferred stock, par value $0.000001 per share, of which 18,000,000 shares have been designated as Series B Preferred Stock.

Issued and Outstanding Capital Stock

After giving effect to the Transactions, our issued and outstanding securities on the closing of the Transactions is as follows:

•	400,000,000 shares of Common Stock;

•	11,018,766 shares of Series B Preferred Stock;

•	New Options to purchase 1,391,146 shares of Series B Preferred Stock at an average exercise price of approximately $0.87 per share granted under the 2006 Plan;

•	Predecessor Options to purchase 17,784 shares of Series B Preferred Stock at an exercise price of $1.25 per share issued to holders of Atrinsic options;

•

Predecessor Warrants to purchase 295,945 shares of Series B Preferred Stock at an exercise price of $1.25 per share issued to the Designee of two stockholders of Predecessor in exchange for cancellation of Predecessor debt owed to them;

•

New Warrants to purchase 3,403,367 shares of Series B Preferred Stock at an average exercise price of approximately $1.03 per share per share issued in exchange for warrants held by Protagenic warrant holders; and

•	Placement Agent Warrants to purchase 127,346 shares of Series B Preferred Stock at an exercise price of $1.25 per share, issued to the Placement Agent and its selected dealers in the Private Offering.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Holders of our Common Stock have no preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Upon our liquidation, dissolution or winding up, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, we are authorized to issue up to 5,000,000,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the company’s board of directors. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

Series B Preferred Stock

The rights of our Series B Preferred Stock are set forth in the Certificate of Designations. Pursuant to the Certificate of Designations, each share of Series B Preferred Stock will immediately and automatically convert into one share of Common Stock at such time that we file an amendment to our certificate of incorporation effecting the Reverse Split of our Common Stock.

Prior to the Reverse Stock Split, the Series B Preferred Stock votes together with the Common Stock as a single class, with each share of Series B Preferred Stock having a number of votes equal to that of 15,463.7183 shares of Common Stock. After the Reverse Stock Split, any Series B Preferred Stock which remains outstanding as a result of the Springing Blocker will vote together with the Common Stock as a single class, with each share of Series B Preferred Stock having a number of votes equal to one shares of Common Stock on a post-Reverse Stock Split basis.

In the event of any liquidation, dissolution or winding up of our company, the assets available for distribution to our stockholders will be distributed among the holders of our Series B Preferred Stock and the holders of our Common Stock, pro rata, on an as-converted-to-Common Stock basis. The holders of our Series B Preferred Stock are entitled to dividends in the event that we pay cash or other dividends in property to holders of outstanding shares of our Common Stock, which dividends would be made pro rata, on an as-converted-to-Common Stock basis.

Registration Rights

Promptly, but no later than 120 calendar days from the final closing date of the Offering, the Company shall file a registration statement (on Form S-1, or similar form) with the SEC covering the resale of the shares of Common Stock underlying the Series B Preferred Stock sold in the Offering and underlying the Placement Agent (the “Registration Statement”). The Company shall use its best efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The Company shall keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to the Offering investors with respect to all of their shares, whichever is earlier.

Description of Predecessor Warrants

After the consummation of the Merger and the simultaneous closing of the other Transaction, Predecessor Warrants were issued to the Designee to purchase 295,945 shares of Series B Preferred Stock in consideration of cancellation of debt. Each Predecessor Warrant entitles the holder to purchase one share of Series B Preferred Stock at a purchase price of $1.25 during the five (5) year period commencing on the Closing Date.

The Predecessor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The Predecessor Warrants may also be exercised on a cashless basis.

The exercise price and the number of warrant shares purchasable upon the exercise of the Predecessor Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of a reclassification or exchange, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the Predecessor Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares Common Stock that might otherwise have been purchased upon the exercise of the Predecessor Warrants.

The Predecessor Warrants contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to insure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the Predecessor Warrants and its affiliates and certain other persons does not exceed 9.99% of the total number of shares of Common Stock of the Company issued and outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the Predecessor Warrants. If, upon exercise of the Predecessor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, make a cash payment to the Predecessor Warrant holder with respect to such fractional interest.

New Warrants

There are 3,403,367 New Warrants outstanding, all of which were issued in exchange for warrants held by Protagenic warrant holders at the Closing Date. The New Warrants are exercisable at an average price of approximately $1.03 per share and expire at various dates from January 1, 2017 through December 20, 2023. The other material terms of the New Warrants are substantially similar to those of the Predecessor Warrants. There was no physical exchange of Protagenic warrants for New Warrants; rather, Protagenic warrants automatically converted into New Warrants in connection with the Transactions, and the New Warrants will automatically represent the right to purchase the same number of shares of our Common Stock following the Reverse Split.

Anti-Takeover Effects of Provisions of Delaware State Law

Anti-takeover provisions in our amended and restated certificate of incorporation and Delaware law could make an acquisition more difficult and could prevent attempts by our stockholders to remove or replace current management.

Anti-takeover provisions of Delaware law and in our certificate of incorporation and our bylaws may discourage, delay or prevent a change in control of our company, even if a change in control would be beneficial to our stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. In particular, under our certificate of incorporation our board of directors may issue up to 5,000,000 shares of preferred stock with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock. Moreover, without any further vote or action on the part of the stockholders, the board of directors would have the authority to determine the price, rights, preferences, privileges, and restrictions of the preferred stock. This preferred stock, if it is ever issued, may have preference over, and harm the rights of, the holders of common stock. Although the issuance of this preferred stock would provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock. Similarly, our authorized but unissued common stock is available for future issuance without stockholder approval.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Markets PINK under the symbol “ATRN.” As of the Closing Date, there was a limited bid history for the Common Stock, because the Common Stock trades on a sporadic basis, if at all.

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of the date of this filing, there are approximately 334 record holders of our Common Stock.

Dividend Policy

We have never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Transfer Agent

American Stock Transfer & Trust Company, LLC is the transfer agent for our Common Stock.

LEGAL PROCEEDINGS

From time to time, the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Protagenic

In 2013, 2011, 2010 and 2007, Protagenic sold a total of 2,223,519 shares of its common stock at a price of $1.00 per share. In 2013 and 2011 each share was accompanied by three warrants to purchase Protagenic common stock, exercisable at $1.00 per share.

The transactions described above were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Sales by Our Predecessor, Atrinsic, Inc.

Between February 11, 2014 and December 9, 2015, Atrinsic issued Secured Convertible Notes in the aggregate principal amount of $665,000 and $35,000 in interest to two of its stockholders. The Secured Convertible Notes, as revised and amended, had a maturity date of August 31, 2016 and bore interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note was convertible, subject to a 4.99% beneficial ownership cap), into shares of Atrinsic’s common stock at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders. The Secured Convertible Notes were exchanged for 295,945 Predecessor Warrants simultaneously with the closing of the Merger and the instruments by which they were secured were simultaneously terminated.

Simultaneously with the closing of the Merger, we held the first closing of the Private Offering. At this closing, we sold 2,775,000 shares of Series B Preferred Stock at a purchase price of $1.25 per share, for which we received total gross consideration of $3,468,750. Of this amount, (i) $350,000 consisted of conversion of outstanding stockholder debt held by Garo H. Armen, our chairmen and a member of our board of directors, and (ii) $150,000 of legal expenses incurred by Strategic Bio Partners LLC, stockholders of the Predecessor, in conjunction with and as allowed by the Merger agreement.

The transactions described above were exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the General Corporation Law of the State of Delaware, we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.01.	Changes in Control of the Registrant.

As a result of the Merger, we experienced a change in control, with the stockholders of Protagenic acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2016, concurrent with the Merger, we adopted the fiscal year end of our Protagenic subsidiary, thereby changing our fiscal year end from June 30 to December 31. The audited financial statements for the new fiscal year will be reflected in our Form 10-K for the year ending December 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

In accordance with Item 9.01(a), Protagenic’s audited financial statements for the years ended December 31, 2015 and 2014 are included with this Current Report as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro forma financial information

In accordance with Item 9.01(b), unaudited pro-forma consolidated financial statements are included with this Current Report as Exhibit 99.2 and are incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of February 12, 2016, by and among Atrinsic, Inc. a Delaware corporation, Protagenic Acquisition Corp., a Delaware corporation and Protagenic Therapeutics, Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to Atrinsic, Inc.’s Current Report on Form 8-K, as filed with the SEC on February 12, 2016 (the “February 12 Form 8-K”))

2.2	Certificate of Merger as filed with the Delaware Secretary of State effective February 12, 2016 (incorporated by reference to Exhibit 2.2 to the February 12 Form 8-K)

3.1

Amended and Restated Certificate of Incorporation of Atrinsic, Inc. (incorporated by reference from Exhibit 3.1(A) to Atrinsic, Inc.’s registration statement on Form 10, as filed with the SEC on July 2, 2014 (the “Form 10”))

3.2

Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock of Atrinsic, Inc. (incorporated by reference to Exhibit 3.1 to Atrinsic, Inc.’s Form 8-K, as filed with the SEC on February 4, 2016)

3.3

Certificate of Incorporation, Restated Certificate of Incorporation, Certificate of Amendment of Restated Certificate of Incorporation, Certificate for Renewal and Revival of Charter, Certificate for Renewal and Revival of Charter, and Certificate of Amendment of Restated Certificate of Incorporation, each of Protagenic Therapeutics, Inc., as filed with the Secretary of State of the State of Delaware on September 24, 2004, August 19, 2005, October 26, 2006, March 5, 2007, September 14, 2015 and October 2, 2015, respectively (incorporated by reference to Exhibit 3.3 to the February 12 Form 8-K).

3.4	Bylaws of Atrinsic, Inc. (incorporated by reference from Exhibit 3.4 to Atrinsic, Inc.’s registration statement on Form 10-SB, as filed with the SEC on June 10, 2005)

3.5	Bylaws of Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 3.5 to the February 12 Form 8-K)

4.1	Form of Warrant of Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 to the February 12 Form 8-K)

4.2	Form of Predecessor Warrant of Atrinsic, Inc. (incorporated by reference to Exhibit 4.2 to the February 12 Form 8-K)

4.3(i)	Warrant of Protagenic Therapeutics, Inc. issued to Garo H. Armen on May 19, 2011 (incorporated by reference to Exhibit 4.3(i) to the February 12 Form 8-K)

4.3(ii)	Warrant of Protagenic Therapeutics, Inc. issued to Garo H. Armen on February 18, 2013 (incorporated by reference to Exhibit 4.3(ii) to the February 12 Form 8-K)

4.4(i)	Warrant of Protagenic Therapeutics, Inc. issued to Gregory H. Ekizian on July 7, 2011 (incorporated by reference to Exhibit 4.4(i) to the February 12 Form 8-K)

4.4(ii)	Warrant of Protagenic Therapeutics, Inc. issued to PENSCO Trust Company, FBO Gregory H. Ekizian on February 18, 2013 (incorporated by reference to Exhibit 4.4(ii) to the February 12 Form 8-K)

4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to Atrinsic, Inc.’s Current Report on Form 8-K, as filed with the SEC on April 18, 2016 (the “April 18 Form 8-K”))

10.1	Form of Securities Purchase Agreement, by and between Atrinsic, Inc. and the investors in the Private Offering (incorporated by reference to Exhibit 10.1 to the April 18 Form 8-K)

10.2	Placement Agency Agreement (incorporated by reference to Exhibit 10.3 to the April 18 Form 8-K)

10.3	Delaware Escrow Agreement, by and between Atrinsic Inc., Depositor and Delaware Trust Company (incorporated by reference to Exhibit 10.4 to the April 18 Form 8-K)

10.4

Voting Agreement, effective February 12, 2016, among Atrinsic, Inc., the stockholders of Protagenic Therapeutics, Inc., and Strategic Bio Partners, LLC (incorporated by reference to Exhibit 10.4 to the February 12 Form 8-K)

10.5

Indemnity Agreement, effective February 12, 2016, among Atrinsic, Inc., Strategic Bio Partners, LLC, and Iroquois Capital Management LLC and Hudson Bay Capital Management LP as guarantors (incorporated by reference to Exhibit 10.5 to the February 12 Form 8-K)

10.6	Split-Off Agreement, effective February 12, 2016, among Atrinsic, Inc., B.E. Global LLC and MomSpot LLC (incorporated by reference to Exhibit 10.6 to the February 12 Form 8-K)

Exhibit No.	Description
10.7	General Release Agreement, effective February 12, 2016, among Atrinsic, Inc., B.E. Global LLC and MomSpot LLC (incorporated by reference to Exhibit 10.7 to the February 12 Form 8-K)

10.8	Split-Off Agreement, effective February 12, 2016, between Atrinsic, Inc. and Quintel Holdings, Inc. (incorporated by reference to Exhibit 10.8 to the February 12 Form 8-K)

10.9	General Release Agreement, effective February 12, 2016, between Atrinsic, Inc. and Quintel Holdings, Inc. (incorporated by reference to Exhibit 10.9 to the February 12 Form 8-K)

10.10	Investor Note Exchange Agreement, effective February 12, 2016, among Atrinsic, Inc. and the investors of Atrinsic, Inc. (incorporated by reference to Exhibit 10.10 to the February 12 Form 8-K)

10.11	Preferred Stock Exchange Agreement, effective February 12, 2016, among Atrinsic, Inc. and the investors of Atrinsic, Inc. (incorporated by reference to Exhibit 10.11 to the February 12 Form 8-K)

10.12	Employment Agreement, effective January 1, 2014, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Robert Ziroyan (incorporated by reference to Exhibit 10.12 to the February 12 Form 8-K)**

10.13	Consulting Agreement, as amended, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Dalia Barsyte (incorporated by reference to Exhibit 10.13 to the February 12 Form 8-K)

10.14	Consulting Agreement between Protagenic Therapeutics, Inc. and Brandt J. Mandia (incorporated by reference to Exhibit 10.14 to the February 12 Form 8-K)

10.15	Consulting Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Robert B. Stein (incorporated by reference to Exhibit 10.15 to the February 12 Form 8-K)**

10.16	Protagenic Therapeutics, Inc. 2006 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.16 to the February 12 Form 8-K)**

10.17	Form of Nonqualified Stock Option Award Agreement under the 2006 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.17 to the February 12 Form 8-K)**

10.18	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Form 10)**

10.19(i)

Technology License Agreement, effective July 21, 2005, between The University of Toronto Innovations Foundation and Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 10.19(i) to the February 12 Form 8-K)

10.19(ii)

First Amendment to Technology License Agreement, effective February 18, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 10.19(ii) to the February 12 Form 8-K)

10.20(i)

Sponsored Research Agreement, effective April 1, 2014, between the Governing Council of the University of Toronto and Protagenic Therapeutics Canada (2006), Inc., Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 10.20(i) to the February 12 Form 8-K)

10.20(ii)

Amendment to the Sponsored Research Agreement, effective April 1, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics Canada (2006), Inc., Protagenic Therapeutics, Inc. (incorporated by reference to Exhibit 10.20(ii) to the February 12 Form 8-K)

10.21(i)	Bridge Loan Agreement, effective April 15, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(i) to the February 12 Form 8-K)

10.21(ii)	Bridge Loan Agreement, effective May 28, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(ii) to the February 12 Form 8-K)

10.21(iii)	Bridge Loan Agreement, effective July 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(iii) to the February 12 Form 8-K)

10.21(iv)	Bridge Loan Agreement, effective September 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(iv) to the February 12 Form 8-K)

10.21(v)	Bridge Loan Agreement, effective October 29, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(v) to the February 12 Form 8-K)

Exhibit No.	Description
10.21(vi)	Bridge Loan Agreement, effective December 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen (incorporated by reference to Exhibit 10.21(vi) to the February 12 Form 8-K)

10.22	Stock Purchase Agreement, effective December 21, 2015, between Mark Berg and Alexander Arrow (incorporated by reference to Exhibit 10.22 to the February 12 Form 8-K)

10.23	Form of Registration Rights Agreement by and between Atrinsic, Inc. and the investors in the Private Offering (incorporated by reference to Exhibit 10.2 to the April 18 Form 8-K)

21.1	Subsidiaries of Atrinsic, Inc. (incorporated by reference to Exhibit 21.1 to the February 12 Form 8-K)

99.1	Audited financial statements of Protagenic Therapeutics, Inc. as of and for the years ended December 31, 2015 and 2014*

99.2	Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2015*

*	Filed herewith
**	Designates management contracts and compensation plans (and filed herewith, except as expressly stated otherwise)
***	To be filed by Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRINSIC, INC.

Date: July 12, 2016	By:	/s/ Garo H. Armen
Name: Garo H. Armen
Title: Chairman